                                                                     Exhibit 2.1



       ------------------------------------------------------------------



                            ASSET TRANSFER AGREEMENT


                                  By and Among


                         RELIANCE GROUP HOLDINGS, INC.,

                           RELIANCE INSURANCE COMPANY,

                      RELIANCE NATIONAL INDEMNITY COMPANY,

                        UNITED PACIFIC INSURANCE COMPANY,

                     RELIANCE INSURANCE COMPANY OF ILLINOIS,

               RELIANCE NATIONAL INSURANCE COMPANY (EUROPE) LTD.,

                            RELIANCE SURETY COMPANY,


                                       and


                      TRAVELERS CASUALTY AND SURETY COMPANY




                           Dated as of April 10, 2000

                                TABLE OF CONTENTS

                                                                                                        Page

ARTICLE I DEFINITIONS....................................................................................2

     Section 1.1.    Definitions.........................................................................2

ARTICLE II PRE-CLOSING AUDIT; TRANSFER OF ASSETS........................................................13

     Section 2.1.    Pre-Closing Audit..................................................................13
     Section 2.2.    Consideration......................................................................14
     Section 2.3.    Transfer of Transferred Assets and Assumption of Assumed Liabilities...............14
     Section 2.4.    Place and Date of Closing; Closing Financial Statements; Final Financial
                     Statements ........................................................................16
     Section 2.5.    Post-Closing Adjustments...........................................................18
     Section 2.6.    Closing Items, Recording Fees......................................................22

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES............................................23

     Section 3.1.    Corporate Existence and Power......................................................23
     Section 3.2.    Corporate Authorization............................................................24
     Section 3.3.    Governmental Authorization.........................................................24
     Section 3.4.    Non-Contravention..................................................................24
     Section 3.5.    Financial Statements...............................................................25
     Section 3.6.    Seller Financial Statements........................................................25
     Section 3.7.    Reserves...........................................................................25
     Section 3.8.    Absence of Certain Changes.........................................................26
     Section 3.9.    [INTENTIONALLY LEFT BLANK].........................................................27
     Section 3.10.   Material Contracts.................................................................27
     Section 3.11.   Litigation.........................................................................28
     Section 3.12.   Compliance with Laws...............................................................29
     Section 3.13.   Properties and Assets..............................................................29
     Section 3.14.   Regulatory Filings.................................................................29
     Section 3.15.   Intercompany Accounts..............................................................30
     Section 3.16.   Intellectual Property..............................................................30
     Section 3.17.   All Assets Necessary...............................................................33
     Section 3.18.   Third Party Reinsurance Contracts..................................................33
     Section 3.19.   Solvency; Adequate Capitalization; Ability to Pay Debts............................34
     Section 3.20.   Taxes..............................................................................34
     Section 3.21.   Employee Benefit Plans; ERISA......................................................34
     Section 3.22.   Employee Matters...................................................................35
     Section 3.23.   Books and Records..................................................................36
     Section 3.24.   Threats of Cancellation............................................................36
     Section 3.25.   Brokers............................................................................36
     Section 3.26.   Treasury Authorization; Treasury Limitations.......................................36

     Section 3.27.   Agents; Agency Contracts...........................................................36
     Section 3.28.   Ratings............................................................................36
     Section 3.29.   Fairness Opinions..................................................................37
     Section 3.30.   Collateral and Indemnity Agreements................................................37

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................................37

     Section 4.1.    Corporate Existence and Power......................................................37
     Section 4.2.    Corporate Authorization............................................................37
     Section 4.3.    Governmental Authorization.........................................................38
     Section 4.4.    Non-Contravention..................................................................38
     Section 4.5.    Ratings............................................................................38
     Section 4.6.    Licenses and Permits...............................................................38
     Section 4.7.    Brokers............................................................................38
     Section 4.8.    Assets Necessary to Perform Administrative Services................................39
     Section 4.9.    Purchaser Financial Statements.....................................................39
     Section 4.10.   Solvency; Adequate Capitalization; Ability to Pay Debts............................39

ARTICLE V COVENANTS.....................................................................................39

     Section 5.1.    Conduct of Seller Parties Prior to the Closing Date................................39
     Section 5.2.    No Alternative Proposals...........................................................42
     Section 5.3.    Investigations; Books and Records..................................................44
     Section 5.4.    HSR Act Filings....................................................................44
     Section 5.5.    Cooperation and Reasonable Best Efforts............................................44
     Section 5.6.    Further Assurances.................................................................45
     Section 5.7.    Notices of Certain Events..........................................................46
     Section 5.8.    Public Announcements...............................................................46
     Section 5.9.    Expenses...........................................................................46
     Section 5.10.   Supplemental Disclosure............................................................47
     Section 5.11.   Tax Matters........................................................................47
     Section 5.12.   Reinsurance Treaties...............................................................47
     Section 5.13.   Certain Intercompany Matters.......................................................48
     Section 5.14.   Employees..........................................................................48
     Section 5.15.   Employee Benefits..................................................................49
     Section 5.16.   Allocation of Purchase Price and Assumed Liabilities...............................52
     Section 5.17.   Lockboxes..........................................................................53
     Section 5.18.   Confidentiality....................................................................53
     Section 5.19.   Non-Compete; Non-Solicitation......................................................54
     Section 5.20.   Confidentiality Agreements.........................................................56
     Section 5.21.   Reorganizations and Restructurings.................................................56
     Section 5.22.   Continuity of Agreements...........................................................57
     Section 5.23.   Agents.............................................................................57
     Section 5.24.   Collateral and Indemnity Agreements................................................57
     Section 5.25.   Administrative Services Agreement..................................................58
     Section 5.26.   Bill of Sale.......................................................................58
     Section 5.27.   Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement..................58

     Section 5.28.   Quota Share Reinsurance Agreements.................................................58
     Section 5.29.   General Assignment and Assumption Agreement........................................58
     Section 5.30.   Software License Agreement; Use of Third Party Computer Programs...................58
     Section 5.31.   Transition Services Agreement......................................................60
     Section 5.32.   Trademark License Agreement........................................................60
     Section 5.33.   Travelers/Reliance Indemnity Agreement.............................................60
     Section 5.34.   Additional Intellectual Property Agreements........................................60
     Section 5.35.   Exclusive Right to Use the Books and Records and Business Intellectual Property....60
     Section 5.36.   Certain Accounts Receivable........................................................61
     Section 5.37.   Ratings............................................................................62
     Section 5.38.   Assignment of Subrogation and Salvage Rights.......................................62
     Section 5.39.   UCC Financing Statements...........................................................63
     Section 5.40.   Dissolution of Reliance Surety Group, Inc.; Use of Trademark.......................63
     Section 5.41.   Use of "Firemark"..................................................................63
     Section 5.42.   Recordable Intellectual Property Assignments.......................................63
     Section 5.43.   Accrued Bonuses....................................................................63
     Section 5.44.   Third Party Computer Programs/Workstations Audit...................................64
     Section 5.45.   Novation of Travelers/Reliance Indemnity Agreement.................................64
     Section 5.46.   Purchase Price and Ceding Commission Paid to RIC...................................64

ARTICLE VI CONDITIONS TO THE CLOSING....................................................................64

     Section 6.1.    Conditions to Obligations of Purchaser and Seller Parties..........................64
     Section 6.2.    Conditions to Obligations of Purchaser.............................................65
     Section 6.3.    Conditions to Obligation of Seller Parties.........................................67

ARTICLE VII SURVIVAL; INDEMNIFICATION...................................................................68

     Section 7.1.    Survival...........................................................................68
     Section 7.2.    Indemnification....................................................................68
     Section 7.3.    Procedures for Third Party Claims..................................................70
     Section 7.4.    Procedures for Direct Claims.......................................................71
     Section 7.5.    Exclusive Remedy...................................................................72

ARTICLE VIII TERMINATION................................................................................72

     Section 8.1.    Grounds for Termination............................................................72
     Section 8.2.    Effect of Termination..............................................................73

ARTICLE IX MISCELLANEOUS PROVISIONS.....................................................................74

     Section 9.1.    Post-Closing Payments..............................................................74
     Section 9.2.    Entire Agreement...................................................................74
     Section 9.3.    Binding Effect.....................................................................74
     Section 9.4.    No Third-Party Beneficiaries.......................................................74
     Section 9.5.    Invalidity.........................................................................74
     Section 9.6.    Governing Law......................................................................75

     Section 9.7.    Jurisdiction.......................................................................75
     Section 9.8.    WAIVER OF JURY TRIAL...............................................................75
     Section 9.9.    Counterparts.......................................................................75
     Section 9.10.   Headings...........................................................................75
     Section 9.11.   Notices............................................................................75

                                INDEX OF EXHIBITS
                                -----------------

Exhibit A                  -        Administrative Services Agreements

Exhibit B                  -        Bill of Sale

Exhibit C                  -        General Assignment and Assumption Agreement

Exhibit D                  -        Loss and Unearned Premium Reserve Portfolio
                                    Reinsurance Agreement

Exhibit E                  -        Quota Share Reinsurance Agreements

Exhibit F                  -        Software License Agreements

Exhibit G                  -        Trademark License Agreements

Exhibit H                  -        Transaction Calculation Memo

Exhibit I                  -        Transition Services Term Sheet

Exhibit J                  -        Travelers/Reliance Indemnity Agreement

                               INDEX OF SCHEDULES

Schedule 1.1(a)            -        Assigned and Assumed Contracts

Schedule 1.1(b)            -        Assumed Liabilities

Schedule 1.1(c)            -        Business Intellectual Property

Schedule 1.1(d)            -        Knowledge

Schedule 1.1(e)            -        Leases

Schedule 1.1(f)            -        Reliance National Profit Center

Schedule 1.1(g)            -        Reliance Profit Center

Schedule 1.1(h)            -        Reliance Surety Profit Center

Schedule 1.1(i)            -        Retained Assets

Schedule 1.1(j)            -        Retained Financial Statement Liabilities

Schedule 1.1(k)            -        Assumed Reinsurance Transactions

Schedule 1.1(l)            -        Other Transfer Assets

Schedule 2.1(a)            -        Special Purpose Balance Sheet and Income
                                    Statement

Schedule 3.3               -        Approvals or Filings Under Insurance Laws

Schedule 3.4               -        Non-Contravention

Schedule 3.8               -        Absence of Certain Changes

Schedule 3.10              -        Material Contracts

Schedule 3.11(a)           -        Litigation

Schedule 3.11(b)           -        Proceedings Challenging Consummation of
                                    Closing

Schedule 3.12              -        Compliance with Laws

Schedule 3.13(a)           -        Material Liens on Transferred Assets

Schedule 3.13(b)           -        Liens on Business Assets Reasonably
                                    Necessary to Perform Transition Services

Schedule 3.14(b)           -        Permits

Schedule 3.14(d)           -        Non-Compliant Subject Contracts

Schedule 3.15              -        Intercompany Accounts Liability

Schedule 3.16(a)           -        Patents, Trademarks, Copyrights

Schedule 3.16(c)(i)        -        Computer Programs - Proprietary Software

Schedule 3.16(c)(ii)       -        Computer Programs - Public Domain

Schedule 3.16(c)(iii)      -        Computer Programs - Third Party Software

Schedule 3.16(d)(i)        -        Agreements Granting Third Parties Rights to
                                    Use Intellectual Property

Schedule 3.16(d)(ii)       -        Agreements Permitting Seller Parties to Use
                                    Intellectual Property

Schedule 3.16(f)           -        Judgments and Restrictions Relating to
                                    Intellectual Property

Schedule 3.16(g)           -        Loss or Impairment of Rights with Respect to
                                    Intellectual Property

Schedule 3.16(i)           -        Year 2000 Non-Compliant Proprietary Software

Schedule 3.17              -        All Assets Necessary

Schedule 3.18(a)           -        Third Party Reinsurance Contracts

Schedule 3.18(b)           -        Notices of Commutation of Third Party
                                    Reinsurance Agreements

Schedule 3.20(a)           -        Taxes

Schedule 3.21              -        Employee Benefit Plans; ERISA

Schedule 3.21(c)           -        Employees Entitled to Severance

Schedule 3.22              -        Employment at Will

Schedule 3.24              -        Threats of Cancellation

Schedule 3.26              -        Treasury Limitations

Schedule 3.27(a)           -        Agents

Schedule 3.27(b)           -        Agency Contracts Not in Full Force and
                                    Effect

Schedule 4.3               -        Approvals or Filings Under Insurance Laws

Schedule 4.4               -        Non-Contravention

Schedule 4.6               -        Licenses and Permits

Schedule 5.1(i)            -        Form of Commutation Agreement

Schedule 5.2(a)            -        Form of Agreement Pursuant to Section 5.2

Schedule 5.13              -        Certain Intercompany Matters

Schedule 5.19(b)           -        Carve-Outs to the Non-Compete

Schedule 6.2(iii)          -        Third Party Consents and Approvals

Schedule 6.2(viii)         -        Third Party Reinsurer Consents

                            ASSET TRANSFER AGREEMENT

                  This ASSET TRANSFER AGREEMENT (this "Agreement"), dated as of April 10, 2000, is entered into by and among Reliance Group Holdings, Inc., a Delaware corporation ("Parent"), Reliance Insurance Company, a Pennsylvania insurance company and wholly-owned subsidiary of Parent ("RIC"), Reliance National Indemnity Company, a Wisconsin insurance company and a wholly-owned subsidiary of RIC ("RNIC"), United Pacific Insurance Company, a Pennsylvania insurance company and a wholly-owned subsidiary of RIC ("UPIC"), Reliance Insurance Company of Illinois, an Illinois insurance company and a wholly-owned subsidiary of RIC ("RICI"), Reliance Surety Company, a Delaware insurance company and a wholly-owned subsidiary of RIC ("RSC") and Reliance National Insurance Company (Europe) Ltd., an insurance company organized under the laws of England and Wales and a wholly-owned subsidiary of RIC ("RNIC Europe")(RIC, RNIC, UPIC, RICI, RSC and RNIC Europe, collectively, the "Seller Insurer Parties," and together with Parent, the "Seller Parties"), and Travelers Casualty and Surety Company, a Connecticut insurance company ("Purchaser").

                                    RECITALS:

                  WHEREAS, Seller Parties own and operate, and desire to sell to Purchaser, the Business (as defined below), upon the terms and subject to the conditions hereinafter set forth; and

                  WHEREAS, upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the parties hereto will execute and deliver the following agreements and instruments dated as of the Closing Date (as defined below) or a date prior thereto: (i) certain Seller Insurer Parties and Purchaser will enter into the Specified Reinsurance Agreements (as defined below) providing for, upon the terms and conditions and for the consideration set forth therein, reinsurance by Purchaser of the liabilities of Seller Insurer Parties under the Subject Contracts (as defined below); (ii) each Seller Insurer Party and Purchaser will enter into an Administrative Services Agreement (as defined below) providing for the servicing by Purchaser of the Subject Contracts issued in the name of a Seller Party, (iii) the Seller Parties and Purchaser will enter into a Transition Services Agreement (as defined below) providing for the provision by the Seller Parties or their Affiliates (as defined below), as applicable, of certain services to the Business (as defined below) currently provided by a Seller Party or an Affiliate (as defined below) of a Seller Party and requested by Purchaser as necessary to enable Purchaser to operate the Business; (iv) the Seller Parties and Purchaser will enter into the General Assignment and Assumption Agreement (as defined below) to provide for the assignment by Seller Parties of certain assets and Leases and the assumption by Purchaser of certain noninsurance obligations and liabilities relating to the Business; (v) the Seller Parties and Purchaser will enter into the Software License Agreement (as defined below); (vi) the Seller Parties and Purchaser will enter into the Trademark License Agreement (as defined below); and (vii) each Seller Party will execute and deliver to Purchaser all necessary instruments of transfer, including, but not limited to, the Bill of Sale (as defined below);

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants set forth herein and in the Ancillary Agreements (as defined below), and in reliance upon the representations, warranties, conditions and covenants contained herein and in the Ancillary Agreements, and intending to be legally bound hereby and thereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Definitions. The following terms, when used in this Agreement, shall have the meanings set forth herein. The terms defined below shall be deemed to refer to the singular or plural as the context requires.

                  "Adjusted GAAP Net Worth" shall have the meaning set forth in
Section 2.4(e).

                  "Adjusted Policyholders' Surplus" shall have the meaning set forth in Section 2.4(e).

                  "Administrative Services" means the services performed pursuant to the Administrative Services Agreements.

                  "Administrative Services Agreements" means the Administrative Services Agreements between Purchaser and each Seller Insurer Party in the form attached hereto as Exhibit A.

                  "Affiliate" of any Person shall mean another Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

                  "Allocable Amount" shall have the meaning set forth in
Section 5.16.

                  "Alternative Proposal" shall have the meaning set forth in
Section 5.2.

                  "Ancillary Agreements" shall mean the Administrative Services Agreements, Bill of Sale, General Assignment and Assumption Agreements, Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement, Quota Share Reinsurance Agreement, Software License Agreements, Trademark License Agreements, Transition Services Agreement, Travelers/Reliance Indemnity Agreement, Trademark Assignment and Copyright Assignment.

                  "Antitrust Division" shall have the meaning set forth in
Section 5.4.

                  "Applicable Law" shall mean any applicable order, law, statute, regulation, rule, ordinance, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to the parties hereto, or any of their respective businesses, properties or assets.

                  "Assigned and Assumed Contracts" means the contracts listed on
Schedule 1.1(a) hereto.

                  "Assumed Liabilities" shall mean the Liabilities of Seller Parties assumed by Purchaser pursuant to the General Assignment and Assumption Agreement identified on Schedule 1.1(b) hereto; provided, however, that in no event shall Assumed Liabilities be deemed to include Retained Financial Statement Liabilities, Purchaser Indemnified Liabilities, or any Liabilities of Seller Parties, their Affiliates or the Business incurred before or after the Closing that are not expressly assumed by Purchaser under this Agreement or any Ancillary Agreement.

                  "Assumed Reinsurance Transactions" shall have the meaning set forth within the definition of "Subject Contracts," below.

                  "Audited Opening Financial Statements" shall have the meaning set forth in Section 2.1.

                  "Audited Special-Purpose Statements" shall have the meaning set forth in Section 3.6.

                  "Bill of Sale" means the Bill of Sale between Purchaser and Seller Parties in the form attached hereto as Exhibit B.

                  "Board of Directors" shall mean, with respect to any Person, such Person's board of directors or any duly authorized committee thereof.

                  "Books and Records" shall mean, without limitation, the originals or copies of all contracts, instruments, filings, customer lists and data (including, without limitation, data relating to customer renewals and Subject Contract expirations and information concerning customer identities, customer performance, marketing and rating methodology), lists of all agents and brokers, administrative and pricing manuals, records (including, without limitation, claim records, sales records, underwriting records, financial records, compliance records and tax records) and other materials relating principally to the Business, whether or not (i) in the possession of a Seller Party or its Affiliates or (ii) stored in hardcopy form or on magnetic, optical or other media.

                  "Business" means the business of the Reliance Surety Profit Center relating to the Subject Contracts and the operations and activities of Seller Parties conducted by the Reliance Surety Profit Center or involved in the issuance, renewal and, except as contemplated by the Transition Services Agreement, administration of the Subject Contracts, but excluding (i) the business, operations and activities of any other Reliance profit center, including, without limitation, the Reliance National Profit Center and the Reliance Profit Center and (ii) any issuance of bonds or insurance policies through Environmental Consulting Services, Inc.

                  "Business Assets" shall mean any tangible or intangible assets (whether or not required by GAAP or SAP to be reflected on a balance sheet) beneficially owned by a Seller Party that relates to the Business, but not including investment assets in the investment portfolio of any Seller Party.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York or Connecticut are permitted or obligated by law to be closed for regular banking business.

                  "Business Intellectual Property" shall mean the Intellectual Property used exclusively in the Business, including, but not limited to, those items listed on Schedule 1.1(c). Notwithstanding the foregoing, "Business Intellectual Property" shall not include the following: "RSC", "Reliance Surety", "Reliance Surety Company" and "RelianceSurety.com", all of which shall be transferred pursuant to the Trademark License Agreement.

                  "Calculated According to the Transaction Calculation Memo", when used following a reference to a dollar amount corresponding to GAAP Net Worth, shall mean that such dollar amount is applicable both before and after giving effect to the Seller Parties' retention of the Retained Assets and Retained Financial Statement Liabilities, as shown on the Transaction Calculation Memo. "Calculated According to the Transaction Calculation Memo", when used following a reference to a dollar amount corresponding to Policyholders' Surplus, shall mean that such dollar amount is (i) reduced to the extent of the pension liability of the Business, net of the related deferred tax asset, which amount shall not exceed $2.5 million and (ii) applicable both before and after giving effect to the Seller Parties' retention of the Retained Assets and Retained Financial Statement Liabilities, in each case as shown on the Transaction Calculation Memo.

                  "Ceding Commission" shall mean the ceding commission paid by Purchaser to the Cedent under the Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement.

                  "Closing" means the closing of the transactions contemplated by this Agreement.

                  "Closing Date" shall have the meaning set forth in Section 2.4(a).

                  "Closing Financial Statements" shall have the meaning set forth in Section 2.4(b).

                  "Collateral Agreements" shall mean any and all agreements between a Seller Insurer Party and its customers for which Subject Contracts have been issued whereby Persons have pledged, assigned or otherwise transferred assets to guarantee obligations under Subject Contracts or Indemnity Agreements.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Computer Programs" shall mean (i) any and all computer software programs, including any and all software implementations of algorithms, models and methodologies whether in source or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing,
(iv) all content contained on a Person's Internet site(s), and (v) all documentation, including user manuals and training materials, relating to any of the foregoing, in each case, used in the Business, including, but not limited to, the Computer Programs set forth on Schedules 3.16(c)(i), (ii) and (iii).

                  "Damages" shall have the meaning set forth in Section 7.2.

                  "Designee" shall mean an Affiliate or Affiliates of Purchaser, a trust substantially in the form set forth in the trust agreement attached to the draft letter from James M. Michener, Senior Vice President and General Counsel of TAP to Heidi Shakely, Esq. of the Pennsylvania Insurance Department, submitted on April 9, 2000 with such changes as are reasonably, mutually agreeable to Purchaser and the Seller Parties; or another Person mutually agreed to by the parties hereto.

                  "End Date" shall have the meaning set forth in Section 8.1.

                  "Employee" shall have the meaning set forth in Section 5.14.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                  "Final Financial Statements" shall have the meaning set forth in Section 2.4(c).

                  "FTC" shall have the meaning set forth in Section 5.4.

                  "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

                  "GAAP Audited Opening Financial Statement" shall have the meaning set forth in Section 2.1.

                  "GAAP Closing Financial Statement" shall have the meaning set forth in Section 2.4(b).

                  "GAAP Financial Statement Methods" shall have the meaning set forth in Section 2.1.

                  "GAAP Financial Statements" shall mean the GAAP Opening Financial Statement, GAAP Audited Opening Financial Statement, GAAP Closing Financial Statement and GAAP Final Financial Statement.

                  "GAAP Final Financial Statement" shall have the meaning set forth in Section 2.4(c).

                  "GAAP Net Worth" shall mean an amount corresponding to the line item "Certain assets in excess of certain liabilities" as shown on any GAAP Financial Statements prepared or delivered pursuant to Article 2 hereof.

                  "GAAP Opening Financial Statement" shall have the meaning set forth in Section 2.1.

                  "General Assignment and Assumption Agreement" shall mean the General Assignment and Assumption Agreement between Seller Parties and Purchaser in the form attached hereto as Exhibit C.

                  "Governmental Entity" shall mean any foreign, domestic, federal, territorial, state or local U.S. or non-U.S. governmental authority, quasi-governmental authority, instrumentality, court or government, self-regulatory organization, commission, tribunal or organization or any political or other subdivision, department, branch or Representative of any of the foregoing.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Impaired" when used with respect to Parent, shall have the meaning applicable to Parent under Applicable Law or, when used with respect to Purchaser or a Seller Insurer Party (other than RNIC Europe), shall have the meaning applicable to Purchaser or such Seller Insurer Party under the insurance laws of its domiciliary state, or, when used with respect to RNIC Europe, shall have the meaning ascribed to such term under the National Association of Insurance Commissioners' Insurers Criminal Sanctions for Failure to Report Impairment Model Bill.

                  "Income Tax Regulations" shall mean regulations promulgated under the Code.

                  "Indemnified Party" shall have the meaning set forth in
Section 7.3.

                  "Indemnifying Party" shall have the meaning set forth in
Section 7.3.

                  "Indemnity Agreements" shall mean any and all contracts, applications, agreements, instruments or other documents whereby a Person has undertaken to indemnify, reimburse and/or hold harmless a Seller Insurer Party relating to the Subject Contracts (excluding the Third Party Reinsurance Contracts).

                  "Individually Underwritten Assumed Reinsurance Transactions" shall have the meaning set forth within the definition of "Subject Contracts," below.

                  "Intellectual Property" shall mean the following intellectual property rights used or held in, or necessary for the conduct of, the Business, as currently conducted or as presently contemplated to be conducted: all patents and patent applications; Trademarks; copyrights, copyright registrations and applications; Computer Programs; trade secrets, confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies, in each case, including, but not limited to, those items listed on Schedule 3.16(a) hereto.

                  "Intellectual Property Licenses" shall have the meaning set forth in Section 3.16(d).

                  "Knowledge" or "knowledge" as to any of the Seller Parties or Purchaser, shall mean the actual knowledge of those employees and officers of the Seller Parties and Purchaser, as applicable, listed on Schedule 1.1(d) hereto.

                  "Leases" shall mean the leases listed on Schedule 1.1(e).

                  "Liability" or "Liabilities" shall mean a liability, obligation, expense, claim or cause of action (of any kind or nature whatsoever, whether absolute, accrued, contingent or other, and whether known or unknown) related, directly or indirectly, to the Business, including, but not limited to, any liability, obligation, expense, claim or cause of action arising pursuant to or as a result of the issuance of a Subject Contract.

                  "Lien" shall mean any mortgage, pledge, lien, encumbrance, charge, adverse claim (whether pending or, to the knowledge of the Person against whom the adverse claim is being asserted, threatened) or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any right of first refusal, any lease in the nature thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction (other than a financing statement which is filed or given solely to protect the interest of a lessor).

                  "Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement" shall mean the Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement by and between Parent, RSC, RNIC Europe and Purchaser in the form attached hereto as Exhibit D.

                  "Material Adverse Effect" shall mean a material adverse effect on the liabilities, results of operation or condition (financial or otherwise) of a Person or its business; provided, however, that the following shall be excluded from the definition of "Material Adverse Effect" and from any determination as to whether a Material Adverse Effect has occurred or may occur:
(i) the effects of changes affecting the economy and securities markets generally; (ii) the effects of changes affecting the insurance and financial services industries generally; (iii) any downgrade or potential downgrade of the financial strength, claims paying ability, insurance or other ratings of RIC or any other Surety Affiliates or the financial strength, debt or similar ratings of Parent; and (iv) any adverse change resulting directly from the announcement of the transactions contemplated by this Agreement.

                  "Material Agency Contract" shall have the meaning set forth in
Section 3.27.

                  "90-Day Treasury Rate" means the annual yield rate, as of any given date, of actively traded U.S. Treasury securities having a remaining duration to maturity of three months, as such rate is published under "Treasury Constant Maturities" in Federal Reserve Statistical Release H.15(519).

                  "Non-Compete" means the non-competition agreement contained in
Section 5.19 hereof.

                  "Opening Financial Statements" shall mean the GAAP Opening Financial Statement and the SAP Opening Financial Statement.

                  "Outstanding Receivables" shall have the meaning set forth in
Section 5.36.

                  "Permit" shall have the meaning set forth in Section 3.14.

                  "Person" shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, trust joint venture, labor union, estate, unincorporated organization or other entity.

                  "Plans" has the meaning set forth in Section 3.21.

                  "Proprietary Software" shall mean all Computer Programs owned by a Seller Party.

                  "Policyholders' Surplus" shall mean an amount corresponding to the line item "Policyholders' Surplus" as shown on any SAP Financial Statement prepared or delivered pursuant to Article 2 hereof.

                  "Pooling Agreement" shall have the meaning set forth in
Section 5.1.

                  "Purchase Price" shall mean an amount equal to five hundred twenty seven million dollars ($527,000,000) (subject to the adjustments set forth in Section 2.5).

                  "Purchaser's Auditor" shall have the meaning set forth in
Section 2.4(c).

                  "Purchaser Indemnified Liabilities" means Retained Financial Statement Liabilities and all other Liabilities of Seller Parties, their Affiliates or the Business incurred prior to the Closing that are not expressly assumed by Purchaser under this Agreement or the Ancillary Agreements; provided, however, that in no event shall Purchaser Indemnified Liabilities be deemed to include (i) Assumed Liabilities; (ii) Subject Contract Liabilities reinsured by Purchaser pursuant to the Specified Reinsurance Agreements (as defined below); or (iii) any Liability that is expressly assumed by Purchaser under this Agreement or under an Ancillary Agreement.

                  "Quota Share Reinsurance Agreements" shall mean the Quota Share Reinsurance Agreements by and between each of the Seller Insurer Parties and Purchaser in the form attached hereto as Exhibit E.

                  "Receivable" shall have the meaning set forth in Section 5.36.

                  "Receivables Deficit" shall have the meaning set forth in
Section 5.36.

                  "Reinsurance Recoverables" shall mean all amounts when due under Third Party Reinsurance Contracts including all receivables, recoverables, returns, amounts in respect of profit sharing and all other sums to which Seller Insurer Party may be entitled under the Third Party Reinsurance Contracts, except to the extent related to reinsurance recoverables for Excluded Liabilities (as such term is defined in the Specified Reinsurance Agreements).

                  "Reliance National Profit Center" has the meaning set forth on
Schedule 1.1(f).

                  "Reliance Profit Center" has the meaning set forth on Schedule 1.1(g).

                  "Reliance Surety Profit Center" has the meaning set forth on
Schedule 1.1(h).

                  "Representative" shall mean, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including, without limitation, any investment banker, financial advisor, accountant, actuary, appraiser, analyst, consultant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its subsidiaries).

                  "Reserves" means loss (including incurred but not reported losses) and expense reserves of the Seller Insurer Parties (without regard to the transactions contemplated by the Specified Reinsurance Agreements) with respect to the Business.

                  "Retained Assets" shall mean the assets listed on Schedule 1.1(i).

                  "Retained Financial Statement Liabilities" shall mean the Liabilities listed on Schedule 1.1(j).

                  "RIC Auditor" shall have the meaning set forth in Section 2.1.

                  "RSG" shall have the meaning set forth in Section 3.6.

                  "SAP" shall mean, with respect to any Person, the statutory accounting principles and practices prescribed or permitted by the domiciliary state of the relevant Person, consistently applied.

                  "SAP Audited Opening Financial Statement" shall have the meaning set forth in Section 2.1.

                  "SAP Financial Statement Methods" shall have the meaning set forth in Section 2.1.

                  "SAP Closing Financial Statement" shall have the meaning set forth in Section 2.4(b).

                  "SAP Final Financial Statement" shall have the meaning set forth in Section 2.4(c).

                  "SAP Financial Statements" shall mean the SAP Opening Financial Statement, SAP Audited Financial Statement, SAP Closing Financial Statement and SAP Final Financial Statement.

                  "SAP Opening Financial Statement" shall have the meaning set forth in Section 2.1.

                  "Shared Intellectual Property" shall mean any Intellectual Property not used exclusively in the Business.

                  "Significant Agreements" shall have the meaning set forth in
Section 3.10.

                  "Software License Agreement" means the Software License Agreement between Purchaser and Seller Parties in the form attached hereto as Exhibit F.

                  "Solvent" when used with respect to Parent, shall have the meaning applicable to Parent under Applicable Law or, when used with respect to Purchaser or a Seller Insurer Party (other than RNIC Europe), shall have the meaning applicable to Purchaser or such Seller Insurer Party under the insurance laws of its domiciliary state, or, when used with respect to RNIC Europe, shall have the meaning ascribed to such term under the National Association of Insurance Commissioners' Insurers Rehabilitation and Liquidation Model Act. To the extent that any such law or model act exclusively uses the term "insolvent" rather than "solvent", "Solvent" when used in this Agreement in reference to a party shall be interpreted to mean not "insolvent" as defined in such law or model act.

                  "Specified Reinsurance Agreements" shall mean the Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement and the Quota Share Reinsurance Agreement.

                  "Subject Contracts" means (a) bonds, policies, and contracts of insurance classified as surety, fidelity, burglary or fiduciary liability underwritten by the Reliance Surety Profit Center which can be identified exclusively by the codes or policy prefixes of "B," "P," or "U" and (b) assumed reinsurance transactions set forth in Schedule 1.1(k), which reinsure bonds, policies and contracts of insurance classified as fidelity (including burglary), fiduciary liability or surety, each of which has been identified exclusively by the codes or policy prefixes of "B," "P," or "U" ("Assumed Reinsurance Transactions"); and (c) individually underwritten assumed reinsurance transactions that have been underwritten by the Reliance Surety Profit Center, the effective dates of which are prior to January 1, 1995, but only to the extent such individually underwritten assumed reinsurance transactions reinsure (i) bonds, policies, and contracts of insurance classified as fidelity (including burglary), fiduciary liability or surety that have been individually underwritten by the Reliance Surety Profit Center, and (ii) can be exclusively identified by the codes or policy prefixes as "B," "P," or "U," ("Individually Underwritten Assumed Reinsurance Transactions"), in the case of each of (a), (b) and (c), regardless of which Seller Insurer Party issued the Subject Contract; provided, however, that in no event shall "Subject Contracts" include any business written by any other Reliance profit center including, but not limited to, the Reliance National Profit Center and the Reliance Profit Center; any coverages written by the Reliance Surety Profit Center or any other profit center of a Seller Party or its Affiliates for financial guaranty insurance (as defined in Section 6901 of the New York Insurance Law as in effect on the Closing Date, except that for purposes hereof, Section 6901(a)(1)(E) of the New York Insurance Law shall be deemed to read as follows: "other events which the Office of General Counsel of the New York Insurance Department has determined, in a written opinion issued prior to the Closing Date, are substantially similar to any of the foregoing"), general liability, workers compensation, directors and officers liability, employment practices liability, property or any other coverages that are not classified as fidelity (including burglary), fiduciary liability or surety; any bond or insurance product provided through Environmental Consulting Services, Inc.; any and all obligations underwritten by the Reliance Surety Profit Center for any other Profit Center or Affiliate at the time written in which such other Profit Center or Affiliate is a Principal or Insured; provided, further, that in no event shall any surety, fidelity, fiduciary liability or burglary policy or contract of insurance, Assumed Reinsurance Transaction or Individually Underwritten Assumed Reinsurance Transaction issued with an effective date (new or renewal term) on and after the Closing Date constitute a Subject Contract under the Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement. Notwithstanding any provision of this Agreement, in no event shall a Subject Contract that was rescinded or voided prior to the Closing Date be a Subject Contract.

                  "Subject Contract Liabilities" means Reinsured Liabilities (as defined in each of the Quota Share Reinsurance Agreements) and Reinsured Liabilities (as defined in the Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement).

                  "Subsidiary" shall mean each of those Persons (i) of which another Person, directly or indirectly through one or more Subsidiaries, owns beneficially securities having more than 50% of the voting power in the election of directors (or Persons fulfilling similar functions or duties) of the owned Person (without giving effect to any contingent voting rights), or (ii) which another Person, directly or indirectly through one or more Subsidiaries, controls as the general partner, managing member or Person exercising a similar function.

                  "Surety Affiliates" shall mean RIC, Reliance National Indemnity Company, United Pacific Insurance Company, Reliance Insurance Company of Illinois, Reliance National Insurance Company (Europe) Ltd. and Reliance Surety Company.

                  "TAP" shall have the meaning set forth in Section 5.44.

                  "Taxes" shall mean all taxes, charges, duties, fees, levies, or other similar assessments or Liabilities, including, without limitation, all net and gross income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, profit, estimated, severance, stamp, occupation, value added, registration, environmental, workers compensation, social security and franchise taxes imposed by the United States Internal Revenue Service or any taxing authority (whether domestic or foreign, including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)); and such term shall include any interest, fines, penalties, assessments, or additions to tax relating to, resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof.

                  "Tax Returns" of a Person shall mean any report, return, information return, or other document (including any related or supporting information and any amendments thereto) filed or required to be filed with any federal, state, local, or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax, or any statement required to be furnished to any Person under any Tax Law.

                  "Third Party Accountant" shall have the meaning set forth in
Section 2.4(e).

                  "Third Party Claims" shall have the meaning set forth in
Section 7.3.

                  "Third Party Computer Programs" shall mean all Computer Programs not owned by a Seller Party.

                  "Third Party Reinsurance Contracts" means those reinsurance treaties, facultative agreements, binding facilities, counter guarantees and other indemnity agreements (to the extent related to the Subject Contracts) by which one insurer (or reinsurer) agrees to indemnify another insurer in respect of all or some portion of loss and loss expense incurred by the other insurer because of the issuance by that insurer of bonds, policies or contracts of insurance classified as surety, fidelity, burglary or fiduciary liability or assumed reinsurance relating to bonds, policies or contracts of insurance classified as surety, fidelity, burglary or fiduciary liability.

                  "Trademarks" shall mean all United States and foreign trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, Internet domain names, logos, designs, slogans and general intangibles of like nature owned by a Seller Party relating to the conduct of the Business, together with the goodwill associated therewith, including but not limited to those items set forth on
Schedule 3.16(a).

                  "Trademark License Agreement" means the Trademark License Agreement between Purchaser and Seller Parties in the form attached hereto as Exhibit G.

                  "Transaction Calculation Memo" shall mean the memorandum in the form of Exhibit H describing the transmittal of funds between the parties on the Closing Date.

                  "Transferred Assets" means: (a) all assets reflected on the Final Financial Statements excluding Retained Assets; (b) the Books and Records;
(c) Business Intellectual Property; (d) the Assigned and Assumed Contracts; (e) all collateral relating to the Subject Contracts; (f) rights of subrogation and salvage assigned to Purchaser pursuant to Section 5.38; (g) Collateral Agreements and Indemnity Agreements assigned to Purchaser pursuant to Section 5.24(a); and (h) any other assets and contracts of a Seller Party listed on
Schedule 1.1(l); provided, however, that in no event shall "Transferred Assets" be deemed to consist of any Retained Assets or assets not included in the foregoing definition or otherwise transferred, sold, assigned or conveyed to Purchaser under the express terms of this Agreement or an Ancillary Agreement.

                  "Transition Services" means the services performed pursuant to the Transition Services Agreement.

                  "Transition Services Agreement" means the Transition Services Agreement between Purchaser, Parent and RIC to be entered into at the Closing containing the terms set forth on Exhibit I.

                  "Travelers/Reliance Indemnity Agreement" means the Indemnity Agreement between Travelers Property Casualty Corp. and Seller Insurer Parties in the form attached hereto as Exhibit J.

                  "Treasury Department" shall have the meaning set forth in
Section 3.26.

                  "Year 2000 Compliant" means for all dates and times, including, without limitation, dates and times before, on and after December 31, 1999, when used on a stand-alone system or in combination with other software or systems: (i) the application system functions and receives and processes dates and times correctly without abnormal results; (ii) all date related calculations are correct (including, without limitation, age calculations, duration calculations and scheduling calculations); (iii) all manipulations and comparisons of date-related data produce correct results for all valid date values within the scope of the application; (iv) all reports and displays are sorted correctly; and (v) leap years are accounted for and correctly identified (including, without limitation, that 2000 is recognized as a leap year).

                                   ARTICLE II

                      PRE-CLOSING AUDIT; TRANSFER OF ASSETS

     Pre-Closing Audit. Within forty-five (45) days of the date of this Agreement, Seller Parties, at their own expense, shall cause Deloitte & Touche LLP (the "RIC Auditor") to (i) audit the statements of certain assets and liabilities and income statements of the Business attached hereto as Schedule 2.1(a) (the "GAAP Opening Financial Statement" and the "SAP Opening Financial Statement , " collectively the "Opening Financial Statements") and (ii) issue
(A) an audit report on the GAAP

Opening Financial Statement (the "GAAP Audited Opening Financial Statements") that was prepared in conformity with Note 1 to the GAAP Opening Financial Statement and GAAP consistently applied (collectively, the "GAAP Financial Statement Methods") and (B) an audit report on the SAP Opening Financial Statement (the "SAP Audited Opening Financial Statement") that was prepared in conformity with Note 1 to the SAP Opening Financial Statement and SAP consistently applied (collectively, the "SAP Financial Statement Methods"). The GAAP Audited Opening Financial Statement and the SAP Audited Opening Financial Statement are referred to hereinafter as the "Audited Opening Financial Statements". The RIC Auditor shall simultaneously deliver to Purchaser and Seller Parties the Audited Opening Financial Statements and the reports on the Opening Financial Statements setting forth the results of its audits. While the RIC Auditor is conducting its audit, Seller Parties shall provide, and shall cause the RIC Auditor to provide, the Purchaser and its Representatives access (during normal business hours and without undue disruption of business) to their respective books, records and workpapers relating to, and their Representatives involved in, the preparation of the Audited Opening Financial Statements or the report furnished by the RIC Auditor pursuant to the foregoing sentence, provided that (i) Purchaser and its Representatives execute and deliver to the RIC Auditor release and indemnity agreements in the RIC Auditor standard form and
(ii) with respect to any personal access to any of the personnel of the RIC Auditor, there is at all times at least one member of the management of the Business present. Simultaneously with its delivery of the Closing Financial Statements, Seller Parties shall deliver to Purchaser an update of the calculations set forth in the Transaction Calculation Memo based on the Audited Opening Financial Statements.

                  Section 2.2 Consideration. Upon the terms and subject to (i) the conditions of this Agreement and (ii) the calculations set forth in the Transaction Calculation Memo, Purchaser shall pay the Purchase Price and the Ceding Commission (pursuant to Section 9.3 of the Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement) to RIC at the Closing by wire transfer of immediately available funds to the bank account(s) of RIC designated to Purchaser in writing by Seller Parties, such bank account(s) to be designated at least two Business Days prior to the Closing Date.

                  Section 2.3 Transfer of Transferred Assets and Assumption of Assumed Liabilities. (a) Upon the terms and subject to the conditions of this Agreement and the payment of the Purchase Price on the Closing Date, Seller Parties shall sell, assign and transfer to Purchaser all of Seller Parties' respective right, title and interest in the Transferred Assets; provided, however, that in no event shall the foregoing provision be deemed to require that Seller Parties transfer to Purchaser any items not included in the definition of "Transferred Assets" or not otherwise required to be transferred, sold, assigned or conveyed to Purchaser under the express terms of this Agreement or an Ancillary Agreement. All sales, assignments and transfers of the Transferred Assets shall be effected by (i) the Bill of Sale and (ii) the General Assignment and Assumption Agreement. With respect to all Third Party Computer Programs used exclusively in the Business as that business is conducted as of the date hereof and as of the Closing, Seller Parties shall: (i) transfer all right, title and interest in such licenses to the assignees to be designated by Purchaser; or (ii) obtain a separate license in the name of the entities to be designated by Purchaser, such license to grant equivalent or greater rights than Purchaser's in the Third Party Computer Programs. The foregoing choice with respect to Third Party Computer Programs shall be at Purchaser's election, but only to the extent permitted by the applicable third party vendor. Purchaser shall inform Seller Parties of its choice between the foregoing options (i) and
(ii) within ten (10) days after Purchaser receives from Seller Parties a complete list by vendor of Third Party Computer Programs, which list shall specify the options that are available for each such program. In the event that there is a difference in cost between alternative options for a particular Third Party Computer Program and Purchaser elects the more expensive option, the incremental cost shall be at Purchaser's expense. Except for such incremental costs, which shall be paid solely by Purchaser, and royalty or license fees to be paid in the ordinary course after the Closing Date, all costs and expenses associated with the foregoing clause (i) or (ii) up to an aggregate amount (which shall include the amounts specified in the penultimate sentence of Section 5.30(b)) of $250,000 shall be shared equally between Seller Parties and Purchaser. Seller Parties shall be responsible for any such costs and expenses exceeding $250,000.

                  (b) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller Parties shall: (i) with respect to all Proprietary Software not used exclusively in the Business, grant a non-exclusive license to Purchaser and its Affiliates to use such software, such license to be in the form of the Software License Agreement attached as Exhibit F hereto; (ii) with respect to all Trademarks not used exclusively in the Business, grant a non-exclusive license to Purchaser, with a right to sublicense to its Affiliates, to use such Trademarks solely in the Business, such license to be in the form of the Trademark License Agreement attached as Exhibit G hereto; (iii) with respect to all Third Party Computer Programs not used exclusively in the Business, sublicense or obtain licenses in accordance with Section 5.30 of this Agreement. Any Shared Intellectual Property not licensed or sublicensed pursuant to the Software License Agreement, the Trademark License Agreement or in accordance with Section 5.30, shall be licensed or sublicensed pursuant to an amendment to the existing agreements in respect of such Shared Intellectual Property or, if necessary to effect such license or sublicense, by executing additional agreements with substantially the same terms and conditions as in the Trademark License Agreement and the Software License Agreement with respect to such Shared Intellectual Property.

                  (c) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, (i) Purchaser shall enter into the Specified Reinsurance Agreements and the Administrative Services Agreements with the Seller Insurer Parties and (ii) Purchaser shall assume the Assumed Liabilities and Leases pursuant to the General Assignment and Assumption Agreement. Notwithstanding any other provision of this Agreement to the contrary, (A) the Purchaser is not assuming, directly or indirectly, any Retained Financial Statement Liabilities, Purchaser Indemnified Liabilities, or any other Liabilities of Seller Parties, their Affiliates or the Business incurred before or after the Closing that are not expressly assumed by Purchaser under this Agreement or the Ancillary Agreements and (B) Seller Parties are not transferring to Purchaser the Retained Assets or any other assets not required to be transferred, sold, assigned or conveyed to Purchaser under the express terms of this Agreement or an Ancillary Agreement.

                  (d) Purchaser acknowledges that no provision hereof is intended to require Seller Insurer Parties to transfer to Purchaser original copies of any Books and Records which Seller Insurer Parties are required by any Applicable Laws or contractual obligations to retain.

                  Section 2.4. Place and Date of Closing; Closing Financial Statements; Final Financial Statements. (a) The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, at 10:00 a.m. Eastern Time on a date (the "Closing Date") not later than the third Business Day following the satisfaction or waiver of all the conditions set forth in this Agreement; provided, however, that the Closing may occur on such other date or at such other time or place as the parties may mutually agree in writing.

                  (b) On the second Business Day prior to the Closing Date, Seller Parties will deliver to Purchaser (i) an estimated statement of certain assets and liabilities and income statement of the Business (A) prepared on the same basis as the GAAP Audited Opening Financial Statement in conformity with the GAAP Financial Statement Methods, (B) reflecting GAAP Net Worth of no less than one hundred sixty two dollars ($162 million)(Calculated According to the Transaction Calculation Memo) and (C) calculated as of the calendar month-end that is at least ten (10) days immediately preceding the Closing Date (the "GAAP Closing Financial Statement"); and (ii) an estimated statement of certain assets and liabilities and income statement of the Business (A) prepared on the same basis as the SAP Audited Opening Financial Statement in conformity with the SAP Financial Statement Methods, (B) reflecting Policyholders' Surplus of no less than one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) and (C) calculated as of the calendar month-end that is at least ten (10) days immediately preceding the Closing Date (the "SAP Closing Financial Statement "). The GAAP Closing Financial Statement and the SAP Closing Financial Statement are referred to hereinafter as the "Closing Financial Statements". Simultaneously with its delivery of the Closing Financial Statements, Seller Parties shall deliver to Purchaser an update of the calculations set forth in the Transaction Calculation Memo based on the Closing Financial Statements.

                  (c) No later than ninety (90) days following the Closing Date, Purchaser will prepare and deliver to Seller Parties (i) a final statement of certain assets and liabilities and income statement of the Business (A) prepared on the same basis as the GAAP Audited Opening Financial Statement in conformity with the GAAP Financial Statement Methods and (B) calculated as of the Closing Date (the "GAAP Final Financial Statement"), together with an audit report of Ernst & Young LLP thereon, and (ii) a final statement of certain assets and liabilities and income statement of the Business (A) prepared on the same basis as the SAP Audited Opening Financial Statement in conformity with the SAP Financial Statement Methods and (B) calculated as of the Closing Date (the "SAP Final Financial Statement"), together with an audit report of Ernst & Young LLP thereon. The GAAP Final Financial Statement and the SAP Final

Financial Statement are referred to hereinafter as the "Final Financial Statements." Purchaser agrees that it shall consult with Seller Parties and their Representatives as to, without limitation, amounts currently computed by Parent, while preparing the Final Financial Statements. If Ernst & Young LLP shall, for any reason, refuse to issue the audit reports required under this paragraph (c), Purchaser shall be permitted to obtain such audit reports from another accounting firm that is not currently serving as Purchaser's principal outside auditor and shall be allowed a reasonable extension of such ninety (90) day period as may be necessary to obtain such reports and prepare and deliver the Final Financial Statements.

                  (d) Each Final Financial Statement shall be binding and conclusive upon, and deemed accepted by, Seller Parties unless Seller Parties shall have notified Purchaser in writing within 30 days after the receipt thereof of any objections thereto. Any notice to Purchaser under this Section 2.4(d) shall specify in reasonable detail the items in the GAAP Final Financial Statement and/or the SAP Final Financial Statement which are being disputed by Seller Parties and a detailed summary of the reasons for such dispute. Any amounts not so disputed by Seller Parties shall be deemed agreed to by Seller Parties.

                  (e) If a notice of objection shall have been delivered to Purchaser pursuant to Section 2.4(d), senior executives of the Purchaser and Seller Parties shall, during the 20 days following such delivery, use their reasonable best efforts to reach agreement on the disputed items. In the event that any items relating to the GAAP Final Financial Statement and/or the SAP Final Financial Statement remain in dispute between Purchaser and Seller Parties following the end of such period, separate written summaries of such items shall be referred by Purchaser and Seller Parties to Arthur Andersen LLP (or if Arthur Andersen LLP is unwilling or unable to serve in such role, an independent accounting firm mutually acceptable to Seller Parties and Purchaser; or if Seller Parties and Purchaser cannot so agree, an independent accounting firm mutually acceptable to Seller Parties' and Purchaser's principal independent accountants) (the "Third Party Accountant") within 10 days after the end of the period for seeking to resolve such disputes pursuant to the foregoing sentence. Purchaser and Seller Parties shall be foreclosed from presenting to the Third Party Accountant for consideration any item not disputed in accordance with the terms of Section 2.4(d) above. The Third Party Accountant shall determine as promptly as practicable the manner in which such item or items should be treated on the GAAP Final Financial Statement and/or the SAP Final Financial Statement , as the case may be; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by Seller Parties, on the one hand, and Purchaser, on the other hand. If the Third Party Accountant has been asked to resolve a dispute involving an item or items on the SAP Final Financial Statement, the Third Party Accountant shall prepare and deliver simultaneously to Purchaser and Seller Parties an accounting of Policyholders' Surplus that results from its determinations regarding the resolution of such disputed item or items ("Adjusted Policyholders' Surplus"). If the Third Party Accountant has been asked to resolve a dispute involving an item or items on the GAAP Final Financial Statement, the Third Party Accountant shall prepare and deliver simultaneously to Purchaser and Seller Parties an accounting of GAAP Net Worth that results from its determinations regarding the resolution of such disputed item or items ("Adjusted GAAP Net Worth"). Such accountings and determinations by the Third Party Accountant shall be in writing and shall be binding and conclusive on the parties. The fees, costs and expenses of the Third Party Accountant shall be shared equally by Seller Parties, on the one hand, and Purchaser, on the other hand. The parties shall execute and deliver to Arthur Andersen LLP and any other accounting firm chosen by a party hereto or by its principal independent accountants to serve as the Third Party Accountant release and indemnity agreements in Arthur Andersen LLP's and such other accounting firm's standard forms.

                  (f) Seller Parties shall provide the Purchaser and its Representatives access (during normal business hours and without undue disruption of business) to their books and records relating to the Business and employees involved in the Business for purposes of conducting Purchaser's review of the Closing Financial Statements. Purchaser shall provide the Seller Parties and their Representatives access (during normal business hours and without undue disruption of business) to the books and records of the Business and employees involved in the Business and the preparation of the Final Financial Statements for purposes of conducting Seller Parties' review thereof and considering any disputed items under this Section 2.4.

                  Section 2.5. Post-Closing Adjustments. (a) No Referral to Third Party Accountant. In the event that both Final Financial Statements are deemed accepted by Seller Parties pursuant to Section 2.4(d) or Purchaser and Seller Parties have resolved all disputed matters relating thereto without referral to the Third Party Accountant pursuant to Section 2.4(e) and (A) the Policyholders' Surplus of the Business as shown in the SAP Final Financial Statement exceeds one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) and (B) the GAAP Net Worth of the Business as shown in the GAAP Final Financial Statement exceeds one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation Memo), Purchaser shall pay an amount equal to the lesser of (w) the difference between the Policyholders' Surplus of the Business as shown on the SAP Final Financial Statement and one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) and (x) the difference between the GAAP Net Worth of the Business as shown on the GAAP Final Financial Statement and one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation Memo), to Seller Parties in cash, by wire transfer of immediately available funds, within five days of the delivery by Purchaser of the Final Financial Statements, plus interest from and including the Closing Date up to but not including the date of payment accrued at the 90-Day Treasury Rate; provided, that in no event shall such payment result in Policyholders' Surplus of the Business as shown on the SAP Final Financial Statements being less than $105 million (Calculated According to the Transaction Calculation Memo) or GAAP Net Worth of the Business as shown on the GAAP Final Financial Statements being less than $162 million (Calculated According to the Transaction Calculation Memo). In the event that both Final Financial Statements are deemed accepted by Seller Parties pursuant to Section 2.4(d) or Purchaser and Seller Parties have resolved all disputed matters relating thereto without referral to the Third Party Accountant pursuant to Section 2.4(e) and (C) the Policyholders' Surplus of the Business as shown in the SAP Final Financial Statement is less than one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) or (D) the GAAP Net Worth of the Business as shown in the GAAP Final Financial Statement is less than one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation Memo), Seller Parties shall pay Purchaser an amount in cash sufficient to ensure that both (y) the Policyholders' Surplus of the Business as shown on the SAP Final Financial Statement is at least one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) and (z) the GAAP Net Worth of the Business as shown on the GAAP Final Financial Statement is at least one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation Memo), by wire transfer of immediately available funds, within five days of the delivery by Purchaser of the Final Financial Statements, plus interest from and including the Closing Date up to but not including the date of payment accrued at the 90-Day Treasury Rate.

                  (b) Final SAP Financial Statement Only Referred to Third Party Accountant. In the event that the GAAP Final Financial Statement is deemed accepted by Seller Parties pursuant to Section 2.4(d) or Purchaser and Seller Parties have resolved all disputed matters relating thereto without referral to the Third Party Accountant pursuant to Section 2.4(e); any disputed items regarding the SAP Final Financial Statement are referred to the Third Party Accountant pursuant to Section 2.4(e); and (A) the Adjusted Policyholders' Surplus exceeds one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) and (B) the GAAP Net Worth of the Business as shown in the GAAP Final Financial Statement exceeds one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation Memo), Purchaser shall pay, within five days of the delivery by the Third Party Accountant to Purchaser and Seller Parties of its accounting of Adjusted Policyholders' Surplus, an amount equal to the lesser of (w) the difference between the Adjusted Policyholders' Surplus and one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) and (x) the difference between the GAAP Net Worth of the Business as shown in the GAAP Final Financial Statement and one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation Memo), in cash, by wire transfer of immediately available funds, within five days of the delivery by the Third Party Accountant of its accounting of Adjusted Policyholders' Surplus, plus interest from and including the Closing Date up to but not including the date of payment accrued at the 90-Day Treasury Rate; provided, that in no event shall such payment result in Policyholders' Surplus of the Business as shown on the SAP Final Financial Statements being less than $105 million (Calculated According to the Transaction Calculation
Memo) or GAAP Net Worth of the Business as shown on the GAAP Final Financial Statements being less than $162 million (Calculated According to the Transaction Calculation Memo). In the event that the GAAP Final Financial Statement is deemed accepted by Seller Parties pursuant to Section 2.4(d) or Purchaser and Seller Parties have resolved all disputed matters relating thereto without referral to the Third Party Accountant pursuant to Section 2.4(e); any disputed items regarding the SAP Final Financial Statement are referred to the Third Party Accountant pursuant to Section 2.4(e); and (C) the Adjusted Policyholders' Surplus is less than one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) or (D) the GAAP Net Worth of the Business as shown in the GAAP Final Financial Statement is less than one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation
Memo), Seller Parties shall pay, within five days of the delivery by the Third Party Accountant to Purchaser and Seller Parties of its accounting of Adjusted Policyholders' Surplus, to Purchaser an amount in cash sufficient to ensure that both (y) the Policyholders' Surplus of the Business as shown on the SAP Final Financial Statement is at least one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) and (z) the GAAP Net Worth of the Business as shown on the GAAP Final Financial Statement is at least one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation Memo), by wire transfer of immediately available funds, plus interest from and including the Closing Date up to but not including the date of payment accrued at the 90-Day Treasury Rate.

                  (c) Final GAAP Financial Statement Only Referred to Third Party Accountant. In the event that the SAP Final Financial Statement is deemed accepted by Seller Parties pursuant to Section 2.4(d) or Purchaser and Seller Parties have resolved all disputed matters relating thereto without referral to the Third Party Accountant pursuant to Section 2.4(e); any disputed items regarding the GAAP Final Financial Statement are referred to the Third Party Accountant pursuant to Section 2.4(e); and (A) the Policyholders' Surplus of the Business as shown in the SAP Final Financial Statement exceeds one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) and (B) the Adjusted GAAP Net Worth exceeds one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation Memo), Purchaser shall pay, within five days of the delivery by the Third Party Accountant to Purchaser and Seller Parties of its accounting of Adjusted GAAP Net Worth, an amount equal to the lesser of (w) the difference between the Policyholders' Surplus of the Business as shown in the SAP Final Financial Statement and one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) and (x) the difference between the Adjusted GAAP Net Worth and one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation
Memo), in cash, by wire transfer of immediately available funds, plus interest from and including the Closing Date up to but not including the date of payment accrued at the 90-Day Treasury Rate; provided, that in no event shall such payment result in Policyholders' Surplus of the Business as shown on the SAP Final Financial Statements being less than $105 million (Calculated According to the Transaction Calculation Memo) or GAAP Net Worth of the Business as shown on the GAAP Final Financial Statements being less than $162 million (Calculated According to the Transaction Calculation Memo). In the event that the SAP Final Financial Statement is deemed accepted by Seller Parties pursuant to Section 2.4(d) or Purchaser and Seller Parties have resolved all disputed matters relating thereto without referral to the Third Party Accountant pursuant to
Section 2.4(e); any disputed items regarding the GAAP Final Financial Statement are referred to the Third Party Accountant pursuant to Section 2.4(e); and (C) the Policyholders' Surplus of the Business as shown in the SAP Final Financial Statement is less than one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) or (D) the Adjusted GAAP Net Worth is less than one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation Memo), Seller Parties shall pay, within five days of the delivery by the Third Party Accountant to Purchaser and Seller Parties of its accounting of Adjusted GAAP Net Worth, to Purchaser an amount in cash sufficient to ensure that both (y) the Policyholders' Surplus of the Business as shown on the SAP Final Financial Statement is at least one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) and (z) the GAAP Net Worth of the Business as shown on the GAAP Final Financial Statement is at least one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation Memo), by wire transfer of immediately available funds, plus interest from and including the Closing Date up to but not including the date of payment accrued at the 90-Day Treasury Rate.

                  (d) Both Final Financial Statements Referred to Third Party Accountant. In the event that disputed items regarding the GAAP Final Financial Statement and the SAP Final Financial Statement are referred to the Third Party Accountant pursuant to Section 2.4(e); and (A) the Adjusted Policyholders' Surplus exceeds one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) and (B) the Adjusted GAAP Net Worth exceeds one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation Memo), Purchaser shall pay, within five days of the delivery by the Third Party Accountant to Purchaser and Seller Parties of its accounting of Adjusted Policyholders' Surplus and Adjusted GAAP Net Worth, an amount equal to the lesser of (w) the difference between the Adjusted Policyholders' Surplus and one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) and (x) the difference between the Adjusted GAAP Net Worth and one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation
Memo), in cash, by wire transfer of immediately available funds, plus interest from and including the Closing Date up to but not including the date of payment accrued at the 90-Day Treasury Rate; provided, that in no event shall such payment result in Policyholders' Surplus of the Business as shown on the SAP Final Financial Statements being less than $105 million (Calculated According to the Transaction Calculation Memo) or GAAP Net Worth of the Business as shown on the GAAP Final Financial Statements being less than $162 million (Calculated According to the Transaction Calculation Memo). In the event that disputed items regarding the GAAP Final Financial Statement and the SAP Final Financial Statement are referred to the Third Party Accountant pursuant to Section 2.4(e); and (C) the Adjusted Policyholders' Surplus is less than one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) or (D) the Adjusted GAAP Net Worth is less than one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation Memo), Seller Parties shall pay, within five days of the delivery by the Third Party Accountant to Purchaser and Seller Parties of its accounting of Adjusted Policyholders' Surplus and Adjusted GAAP Net Worth, to Purchaser an amount in cash sufficient to ensure that both (y) the Policyholders' Surplus of the Business as shown on the SAP Final Financial Statement is at least one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) and (z) the GAAP Net Worth of the Business as shown on the GAAP Final Financial Statement is at least one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation Memo), by wire transfer of immediately available funds, plus interest from and including the Closing Date up to but not including the date of payment accrued at the 90-Day Treasury Rate.

                  (e) Simultaneously with its delivery of the Final Financial Statements to Seller Parties, Purchaser shall designate in writing the bank account(s) to which any adjustment required to be paid to Purchaser under this
Section 2.5 shall be wire transferred. Any adjustment required to be paid to Seller Parties under this Section 2.5 shall be wire transferred to the bank account(s) designated by Seller Parties pursuant to Section 2.2.

                  Section 2.6. Closing Items, Recording Fees. (a) At the Closing, Seller Parties, as applicable, shall execute (except as to clauses (xi) and (xii) of this Section 2.6(a)) and deliver to Purchaser the following:

                  (i) Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement

                  (ii)   Quota Share Reinsurance Agreement;

                  (iii)  Administrative Services Agreements;

                  (iv)   Transition Services Agreement;

                  (v)    General Assignment and Assumption Agreement;

                  (vi)   Bill of Sale;

                  (vii)  Software License Agreement;

                  (viii) Trademark License Agreement;

                  (ix)   Travelers/Reliance Indemnity Agreement;

                  (x) Trademark Assignment, Copyright Assignment, and any other intellectual property assignment agreement necessary for recordation in the appropriate intellectual property registry;

                  (xi)   evidence of receipt of the Permits described on
         Schedule 3.3 hereto;

                  (xii) evidence of compliance with any applicable regulatory filings or approvals from which no exemption is available;

                  (xiii) evidence of receipt of the consents and approvals from the Persons listed on Schedule 6.2(iii);

                  (xiv) evidence of the assignments, consents and waivers required under Section 5.5 from the third party reinsurers listed on
         Schedule 6.2(viii);

                  (xv) evidence of the assignments required under the first sentence of Section 5.24(a); and

                  (xvi)  evidence of the assignments required under Section
         5.38.

                  (b) At the Closing, Purchaser shall execute (except as to clauses (x) and (xi) of this Section 2.6(b)) and deliver to Seller Parties the following:

                  (i) Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement

                  (ii)   Quota Share Reinsurance Agreement;

                  (iii)  Administrative Services Agreements;

                  (iv)   Transition Services Agreement;

                  (v)    General Assignment and Assumption Agreement;

                  (vi)   Bill of Sale;

                  (vii)  Software License Agreement;

                  (viii) Trademark License Agreement;

                  (ix)   Travelers/Reliance Indemnity Agreement;

                  (x)    evidence of receipt of the Permits described on
         Schedule 4.3 hereto; and

                  (xi) evidence of compliance with any applicable regulatory filings or approvals from which no exemption is available.

                  (c) Recording fees, transfer Taxes and escrow fees incurred in connection with the conveyance of the Transferred Assets shall be borne by Seller Parties and shall not be reflected as an asset or a liability on the Final Financial Statements. Sales and use Taxes and all other similar Taxes (other than income and franchise Taxes) and all interest and penalties thereon incurred in connection with conveyance of property shall be borne by Purchaser.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                OF SELLER PARTIES

                  Seller Parties represent and warrant to Purchaser that:

                  Section 3.1. Corporate Existence and Power. Each of Seller Parties (i) has been duly incorporated, is validly existing and is in good standing under the laws of its state of incorporation or domicile, (ii) has all corporate powers required to carry on its business as now conducted, (iii) has all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and (iv) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, or is duly licensed to do business and is in good standing in each jurisdiction where such licensing is necessary, as the case may be, except, in the case of each of clauses (i) through (iv), as would not have a Material Adverse Effect on the Business. Each of Seller Parties has heretofore delivered or made available to Purchaser true and complete copies of its certified charter and bylaws as in effect on the date hereof. No Seller Party is in violation of any of the provisions of its charter or bylaws with respect to the conduct of the Business.

                  Section 3.2. Corporate Authorization. The execution, delivery and, subject to the receipt of the approvals referred to in Section 3.3, performance by Seller Parties of this Agreement and the Ancillary Agreements are within their powers and have been duly authorized by all necessary corporate action on the part of Seller Parties. This Agreement constitutes, and when executed and delivered, the Ancillary Agreements will constitute, valid and legally binding agreements, enforceable against each party thereto in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  Section 3.3. Governmental Authorization. The execution, delivery and performance by Seller Parties of this Agreement and the Ancillary Agreements to which such Seller Party is a party requires no action by or in respect of, or filing with, any Governmental Entity on the part of Seller Parties or any Affiliate thereof other than (i) compliance with any applicable requirements of the HSR Act, (ii) approvals or filings under Applicable Law, including the insurance laws of the jurisdictions set forth on Schedule 3.3,
(iii) filings and notices not required to be made or given until after the Closing Date, (iv) filings, at any time, of tax returns, tax reports and tax information statements and (v) any such other action or filing not contemplated in the preceding clauses (i) through (iv) as to which the failure to make or obtain would not, individually or in the aggregate, materially impair the ability of Seller Parties or Purchaser to conduct the Businesses.

                  Section 3.4. Non-Contravention. Except as set forth in
Schedule 3.4, the execution, delivery and performance by Seller Parties of this Agreement and the Ancillary Agreements, do not and will not (i) violate the charter or bylaws of any Seller Party, (ii) assuming compliance with the filings, notices, approvals and other matters referred to in Section 3.3, violate any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Seller Party or to a loss of any benefit to which any Seller Party is entitled under, any material reinsurance agreement, any material agreement or any other material instrument binding upon any Seller Party, or any material license, franchise, permit or other similar authorization held by any Seller Party, or (iv) result in the creation or imposition of any material Lien on any assets which will be Transferred Assets upon consummation of the Closing.

                  Section 3.5. Financial Statements. The GAAP Opening Financial Statement and the SAP Opening Financial Statement fairly present, and the GAAP Audited Opening Financial Statement and the SAP Audited Financial Statement shall when prepared fairly present, in all material respects the assets and liabilities of the Business and, with respect to the GAAP Opening Financial Statement and the GAAP Audited Opening Financial Statement, GAAP Net Worth of the Business, in each case as of the date thereof.

                  (a) The GAAP Closing Financial Statement and the SAP Closing Financial Statement shall fairly present in all material respects the assets and liabilities of the Business and, with respect to the GAAP Closing Financial Statement, GAAP Net Worth of the Business, in each case as of the date thereof.

                  Section 3.6. Seller Financial Statements. RIC has previously made available to Purchaser true, complete and correct copies of audited special-purpose statements of certain assets and liabilities of Reliance Surety Group, Inc. ("RSG"), a business unit of Parent which was created to own the Business, as of December 31, 1997 and December 31, 1998, and audited special-purpose statements of certain revenues and claims and expenses for each of the three years in the period ended December 31, 1998 (collectively, the "Audited Special-Purpose Statements"). The Audited Special-Purpose Statements present fairly in all material respects certain assets and liabilities of RSG relating to the Business (assuming the transfer of the Business to RSG) at December 31, 1997 and December 31, 1998, and certain revenues and claims and expenses for each of the three years in the period ended December 31, 1998, in conformity with GAAP as described in Note 1 to the Audited Special-Purpose Statements. Seller Parties have made available to Purchaser copies of internal financial data with respect to the Business derived from statements of RIC and the other Surety Affiliates as filed with the Pennsylvania Insurance Department and other regulatory authorities where required for the nine months ended September 30, 1999.

                  Section 3.7. Reserves. The Reserves reflected in the Opening Financial Statements and, when prepared, the Audited Opening Financial Statements and the Closing Financial Statements, in each as of the dates thereof, (i) were or, as to the period between the date hereof and the Closing, will be computed in accordance with generally accepted actuarial standards consistently applied and are fairly stated in all material respects in accordance with sound actuarial principles, (ii) are based on actuarial assumptions which accurately reflect in all material respects applicable terms and provisions of each Subject Contract and (iii) meet in all material respects all requirements of Applicable Law; provided, however, that Purchaser acknowledges that the mere fact that any such Reserve is, or is determined to be, inadequate shall not, in and of itself, constitute a breach of the representations and warranties set forth in this Section 3.7.

                  Section 3.8. Absence of Certain Changes. Except as disclosed in Schedule 3.8, since December 31, 1998 (or, with respect to clause (iv) of this Section 3.8, since December 31, 1999) the Business has been conducted in the ordinary course consistent in all material respects with past practices (including, without limitation, with regard to underwriting, pricing and actuarial policies, practices and standards generally) and, to the extent relating to the Business, there has not been:

                  (i) any event, claim, occurrence, development or state of circumstances of facts which has had or would reasonably be expected to have a Material Adverse Effect on the Business, Opening Financial Statements or, when prepared, the Audited Opening Financial Statements or Closing Financial Statements;

                  (ii) any transaction or commitment made, or any contract or agreement entered into, by Seller Parties (including the acquisition or disposition of any assets) or any relinquishment by Seller Parties of any contract or other right, other than transactions and commitments in the ordinary course of business consistent in all material respects with past practices;

                  (iii) any change in any method of accounting or accounting practice or policy (including, without limitation, any reserving method, practice or policy) by Seller Parties, except for any such change as a result of a concurrent change in GAAP, SAP or as required by Applicable Law;

                  (iv) Since December 31, 1999, any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any officer or employee engaged in the Business (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any officer or employee engaged in the Business, other than in the ordinary course of business, (C) change in compensation or other benefits payable to any officer or employee engaged in the Business, other than (1) increases in base compensation in the ordinary course of business consistent with past practice (but in no event greater than 6% in the aggregate on a per annum basis for all such individuals as a group), (2) with respect to officers, changes in benefits required by plans and arrangements in effect as of December 31, 1999 and (3) with respect to employees who are not officers, changes in benefits in accordance with plans or arrangements in effect as of December 31, 1999 in the ordinary course of business consistent with past practice or (D) loans or advances to any officers or employees engaged in the Business, except for ordinary travel and business expenses in the ordinary course of business consistent with past practice;

                  (v) any transaction by Seller Parties involving Business Assets other than in the ordinary course of business consistent in all material respects with past practice;

                  (vi) (i) any entering into of any facultative reinsurance contract or (ii) any commutation of any facultative reinsurance contract, or (iii) any entering into or any commutation of any reinsurance treaty, by Seller Parties, in any such case, other than in the ordinary course of business consistent in all material respects with past practice;

                  (vii) any material insurance transaction by Seller Parties other than in the ordinary course of business consistent with past practice;

                  (viii) any significant change by Seller Parties in the compensation structure of, or benefits available to, any agent under a Material Agent Contract or with respect to agents generally;

                  (ix) any investment made in Business Assets which will be Transferred Assets upon consummation of the Closing other than in the ordinary course of the Business consistent in all material respects with past practice;

                  (x) any agreement or commitment (contingent or otherwise) by Seller Parties to do any of the foregoing.

                  Section 3.9. [INTENTIONALLY LEFT BLANK].

                  Section 3.10. Material Contracts. (a) Except as disclosed in
         Schedule 3.10, to the extent related to the Business, as of the date hereof, none of the Seller Parties is a party to or bound by:

                  (i) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments by a Seller Party of $25,000 or more or (B) aggregate payments by a Seller Party of $100,000 or more;

                  (ii) any agreement relating to the acquisition or disposition of any material asset of the Business other than investment securities (without limitation, whether by sale of assets, commutation of reinsurance or otherwise);

                  (iii) any agreement relating to indebtedness in respect of Transferred Assets or Business Assets used in the performance of the Transition Services; or any guarantee, pledge, or similar agreement or arrangement relating thereto;

                  (iv) any material agreement containing "change in control" or similar provisions relating to change in control of a Seller Party;

                  (v) any powers of attorney, other than powers of attorney granted in the ordinary course of business to authorized agents, brokers or employees of a Seller Insurer Party to issue Subject Contracts;

                  (vi) any other agreements (written or oral) made by a Seller Party or Affiliate thereof (other than in conjunction with Subject Contracts issued by the Seller Parties, as the case may be, in the ordinary course of their business) material to the Business (other than the Third Party Reinsurance Contracts, Collateral Agreements and Indemnity Agreements); or

                  (vii) any agreement between Seller Parties and any of their Affiliates.

                  (b) Schedule 3.10 lists each contract material to the Business (other than Third Party Reinsurance Contracts), each as amended or modified to the date hereof (including any waivers with respect thereto) (the "Significant Agreements"). Seller Parties heretofore furnished or made available to Purchaser complete and correct copies of each of the Significant Agreements. Except as specifically disclosed on Schedule 3.10, and except to the extent not material to a Seller Party, each of the Significant Agreements is in full force and effect and enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity); no Seller Party has received any written notice or, to the knowledge of Seller Parties, oral notice, of cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Significant Agreements; no Significant Agreement is the subject of, or, to the knowledge of Seller Parties, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding; with respect to any Significant Agreement which by its terms will terminate as of a certain date unless renewed or unless an option to extend such Significant Agreement is exercised, no Seller Party has received any written notice or, to the knowledge of Seller Parties, oral notice, or otherwise has any knowledge, that any such Significant Agreement will not be so renewed or that any such extension option will not be exercised; and there exists no material event of default or occurrence, condition or act on the part of a Seller Party or, to the knowledge of Seller Party, on the part of the other parties to the Significant Agreements, which constitutes or would constitute (with notice or lapse of time or both) a material breach of or material default under any of the Significant Agreements.

                  Section 3.11. Litigation. (a) To the knowledge of Seller Parties, Schedule 3.11(a) sets forth each action, suit, investigation, judgment or proceeding (other than with respect to claims under Subject Contracts in the ordinary course of the Business consistent with past practice) against or affecting the properties of a Seller Party as regards the Business or Business Assets pending before any court or arbitrator or any governmental body, agency or official or, to the knowledge of Seller Parties, threatened by any Person. Except as set forth on Schedule 3.11(a), there is no material action, suit, investigation, judgment or proceeding (other than with respect to claims under Subject Contracts in the ordinary course of the Business consistent in all material respects with past practice) against or affecting the properties of a Seller Party as regards the Business or Business Assets pending before any court or arbitrator or any governmental body, agency or official or, to the knowledge of Seller Parties, threatened by any Person.

                  (b) There is no action, suit, investigation or proceeding pending against, or affecting the properties of, a Seller Party as regards the Business or Business

Assets before any court or arbitrator or any governmental body, agency or official which challenges or seeks to prevent the transactions contemplated hereby. Except as disclosed in Schedule 3.11(b), no Seller Party nor any of its properties is subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or delay the consummation of transactions contemplated hereby.

                  Section 3.12. Compliance with Laws. Except as set forth on
Schedule 3.12, no Seller Party has received any written notice since January 1, 1995 from any Governmental Entity alleging any material violation of any Applicable Law in the conduct of the Business or directing a Seller Party to take any remedial action with respect to such Applicable Law. There are no presently existing circumstances that could reasonably be expected to result in any material violation of any Applicable Law relating to the Business.

                  Section 3.13. Properties and Assets. (a) Schedule 3.13(a) lists each material Lien on Business Assets which will constitute Transferred Assets upon consummation of the Closing (other than Business Intellectual Property). Each Seller Party has good title to, or in the case of leased property has valid leasehold interests in, all of its respective Business Assets which will constitute Transferred Assets upon consummation of the Closing (other than Business Intellectual Property), and none of such assets are subject to any Liens, except:

                  (i) Liens identified on Schedule 3.13(a) or reflected on the Opening Financial Statements, the Audited Opening Financial Statements or the Closing Financial Statements; and

                  (ii) Liens for Taxes not yet due or being contested in good faith (and for which adequate accruals or Reserves have been established) specifically reflected on the Opening Financial Statements, the Audited Opening Financial Statements or the Closing Financial Statements.

                  (b) Except as set forth on Schedule 3.13(b), each Seller Party has good title to, or in the case of leased property has valid leasehold interests in, or valid licenses to, all of its respective Business Assets which are reasonably necessary to perform the Transition Services.

                  Section 3.14. Regulatory Filings.

                  (a) The Business is being conducted in compliance in all material respects with all Applicable Laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity.

                  (b) Seller Party has all permits and insurance and other licenses, franchises, approvals, authorizations, exemptions, classifications, certificates, registrations and similar documents necessary to its conduct of the Business (each of which, a "Permit") as it is currently conducted in each jurisdiction (as listed in Schedule 3.14(b)) in which the Seller Parties require such Permits. The Business has been and is being conducted in compliance, in all material respects, with all such Permits. All such

Permits are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of Seller Parties, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, modification, suspension or restriction of any such Permit. No Seller Party is operating under any agreement or understanding with the regulatory authority of any state which in any way restricts its authority to conduct the Business or requires any Seller Party to take, or refrain from taking, any action relating to the conduct of the Business otherwise permitted by Applicable Law.

                  (c) Seller Parties have made available for inspection by Purchaser complete (i) copies of all material registrations, filings and submissions relating to the Business made since January 1, 1995 by the Seller Parties with any Governmental Entity and any (ii) reports of examinations issued since January 1, 1995 by any such Governmental Entity that relate to the Seller Parties.

                  (d) All Subject Contracts issued or sold by the Seller Parties since January 1, 1990 are on forms approved by the insurance regulatory authority of the jurisdiction where issued or sold or have been filed with and not objected to by such authority within the period provided for objection, and have been filed or registered as required with all other applicable governmental authorities. Except as set forth on Schedule 3.14(d), all Subject Contracts issued or sold by the Seller Parties since January 1, 1990 complied as to form when issued or sold, with the provisions of Applicable Law. All the premium rates required to be filed with or approved by insurance regulatory authorities since January 1, 1990 have been so filed or approved or not objected to within the period provided for objection, and all premiums charged conform in all material respects thereto. No Seller Parties or their Affiliates has, since January 1, 1995, advertised or used other literature in connection with the Business that does not comply in all material respects with Applicable Laws.

                  Section 3.15. Intercompany Accounts. Schedule 3.15 contains a complete list of (A) all intercompany balances, including loans and advances and commitments with respect thereto, in respect of the Business, and (b) all Liabilities relating directly or indirectly to the Business, in each case as of December 31, 1999, between a Seller Party and any of its Affiliates. Except as disclosed on Schedule 3.15, since December 31, 1999, there has not been any incurrence or accrual of liability (as a result of allocations or otherwise) by a Seller Party to any of its Affiliates or other transaction between a Seller Party and any of its Affiliates relating, directly or indirectly, to the Business, except (i) in the ordinary course of business in accordance in all material respects with past practice or (ii) as contemplated by this Agreement or the Ancillary Agreements.

                  Section 3.16. Intellectual Property. (a) Except as set forth on Schedule 3.16(a), Seller Parties are the sole and exclusive owners of, or have the valid right to use all Intellectual Property free and clear of all Liens or other encumbrances. Except as set forth in Schedule 3.16(a), one or more Seller Parties are currently listed in the records of the appropriate United States, state or foreign agency as the sole owners of record for each (i) patents and patent applications, (ii) trademark and service mark registrations and applications and Internet domain name registrations, and (iii) copyright registrations and applications. Schedule 3.16(a) sets forth a complete and accurate list (including whether Seller Parties are the owners or licensees thereof) of all material U.S. and foreign (i) patents and patent applications,
(ii) Trademarks (including Internet domain name registrations), (iii) copyright registrations and applications, and (iv) unregistered copyrights owned or licensed by Seller Parties for use in respect of the Business.

                  (b) The patents, patent applications, copyrights, trademark applications and registrations, service mark applications, and registrations and Internet domain names listed on Schedule 3.16(a) have been duly maintained, subsisting, in full force and effect, and have not been cancelled, expired or abandoned, and to the knowledge of Seller Parties are valid. There is no pending, existing or, to the knowledge of Seller Parties, threatened opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction against or relating to the registrations and applications listed on Schedule 3.16(a).

                  (c) Schedules 3.16(c)(i), (ii) and (iii) list all of the Computer Programs which are owned, licensed, leased or otherwise used by Seller Parties in connection with the operation of the Business as currently conducted, and identifies which is owned, licensed, leased, or otherwise used, as the case may be. Schedule 3.16(c)(i) sets forth each Computer Program that is Proprietary Software; Schedule 3.16(c)(ii) sets forth each Computer Program that is currently in the public domain or otherwise available to a Seller Party without the license, lease or consent of any third party; and Schedule 3.16(c)(iii) sets forth each Computer Program that is used under rights granted to a Seller Party pursuant to a written agreement, license or lease from a third party, which written agreement, license or lease is identified on Schedule 3.16(c)(iii). Seller Parties use the Computer Programs set forth on Schedules 3.16(c)(i), (ii) and (iii) in connection with the operation of the Business as conducted on the date hereof and such use, to the knowledge of Seller Parties, does not violate the rights of any third party. To the knowledge of Seller Parties, Seller Parties have the number of licenses to use the Third Party Computer Programs set forth on Schedule 3.16(c)(iii). To the knowledge of Seller Parties, all Proprietary Software identified in Schedule 3.16(c)(i) were either developed by
(i) employees of Seller Parties within the scope of their employment; (ii) independent contractors as "works-made-for-hire", as that term is defined under
Section 101 of the United States copyright laws, pursuant to written agreements; or (iii) third parties who have assigned their rights to a Seller Party pursuant to written agreements. No present, and to the knowledge of Seller Parties, no former employees, officers or directors of the Seller Parties retain any rights of ownership or use of the Proprietary Software.

                  (d) Schedule 3.16(d)(i) sets forth a complete and accurate list of all agreements granting to third parties any right to use or practice any rights under any of the Intellectual Property owned by Seller Parties;
Schedule 3.16(d)(ii) sets forth a complete and accurate list of all agreements permitting Seller Parties to use any Intellectual Property (such agreements, including, without limitation, agreements, licenses, settlement agreements, consent decrees and covenants not to sue, together with the agreements referenced in Schedule 3.16(d)(i) are collectively referred to herein as the

"Intellectual Property Licenses"). Except as set forth on Schedule 3.16(d) (ii), the Intellectual Property Licenses are valid and binding obligations of Seller Parties, enforceable in accordance with their terms, subject to the enforceability exceptions from Section 3.10 and no Seller Party is in breach or default thereunder.

                  (e) The Seller Parties have not licensed or sublicensed their rights in any Intellectual Property to any party other than a Seller Party, or received or been granted any such rights, other than pursuant to the Intellectual Property Licenses;

                  (f) To the knowledge of Seller Parties, the conduct of the Business by the Seller Parties does not infringe, violate or dilute any intellectual property rights owned or controlled by any third party, and no third party is misappropriating infringing, diluting or violating any Intellectual Property owned by any Seller Party, and no such claims have been made against a third party by Seller Party. There are no claims or suits pending or, to the knowledge of the Seller Parties, threatened, and no Seller Parties have received written notice of a third party claim or suit (a) alleging that Seller Parties' activities or the conduct of the Business infringes upon or constitutes the unauthorized use of the proprietary rights of any third party, or (b) challenging the ownership, use, validity or enforceability of the Intellectual Property owned by Seller Parties. Except as set forth on Schedules 3.16(f) and 3.16(d)(ii), there are no settlements, consents, judgments, or orders or other agreements which restrict a Seller Parties's rights to use any Intellectual Property, and no concurrent use or other agreements which restrict a Seller Parties' rights to use any Intellectual Property owned by a Seller Party. The Seller Parties take all reasonable measures to protect the confidentiality of their trade secrets and confidential information material to the Business including requiring third parties having access thereto to execute written nondisclosure agreements. No trade secret or confidential know-how material to the Business as currently operated or planned to be operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects Seller Parties' proprietary interests in and to such trade secrets and confidential know-how;

                  (g) Except as set forth on Schedule 3.16(g) or as otherwise provided in this Agreement, the consummation of the transactions contemplated hereby will not result in the loss or impairment of a Seller Party's right to own or use any of the Intellectual Property nor will it require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

                  (h) No present and, to the knowledge of Seller Parties, no former employee, officer or director of a Seller Party has any right, title, or interest, directly or indirectly, in whole or in part, in any of the Intellectual Property owned by the Seller Party.

                  (i) Except as set forth on Schedule 3.16(i), all Proprietary Software is Year 2000 Compliant and, to the knowledge of Seller Parties, all Third Party Computer Programs are Year 2000 Compliant and Seller Parties have no Knowledge of any Year 2000-related problems in connection with the Computer Programs and have not received any written notice, or to the knowledge of Seller Parties, oral notice, of any Year 2000-related problem in connection with Third Party Computer Programs.

                  Section 3.17. All Assets Necessary. (a) Except as set forth in
Schedule 3.17, and except for Business Assets which will constitute Transferred Assets upon consummation of the Closing, Seller Parties own, lease or license (independently of any of their Affiliates) all property and assets necessary to perform their obligations under the Transition Services Agreement.

                  (b) Except as specifically contemplated by the Ancillary Agreements and except for investment portfolio assets, all Business Assets which will constitute Transferred Assets upon consummation of the Closing will as of the Closing permit Purchaser to conduct the Business in substantially the same manner as it has been conducted prior to the Closing.

                  Section 3.18. Third Party Reinsurance Contracts. (a) The Third Party Reinsurance Contracts listed on Schedule 3.18(a) comprise all reinsurance agreements entered into since January 1, 1990 relating to the Business to which a Seller Insurer Party is a party, either as cedent or retrocedent. Except as set forth on Schedule 3.18(b), all Third Party Reinsurance Contracts (other than Assumed Reinsurance Transactions and Individually Underwritten Assumed Reinsurance Transactions) which have not been voided or commuted are valid, binding, enforceable and in full force and effect and the Seller Insurer Parties are not in material breach of any provision thereof and no other party to such Third Party Reinsurance Contracts (other than Assumed Reinsurance Transactions and Individually Underwritten Assumed Reinsurance Transactions) is in breach or, to the knowledge of Seller Parties, has threatened breach of any provision thereof. There is no event that has occurred which, with the passage of time or the giving of notice, or both, would create a default or breach by the Seller Insurer Parties.

                  (b) Except as set forth in Schedule 3.18(b), none of the Seller Insurer Parties or any reinsurer under any Third Party Reinsurance Contract (other than Assumed Reinsurance Transactions and Individually Underwritten Assumed Reinsurance Transactions) that has not previously been voided or commuted prior to the date hereof has given any written notice of termination, commutation, voidance or cancellation or, to the knowledge of Seller Parties, has threatened termination, commutation, voidance or cancellation with respect to any such Third Party Reinsurance Contract (other than Assumed Reinsurance Transactions and Individually Underwritten Assumed Reinsurance Transactions), and there is no dispute under any Third Party Reinsurance Contract (other than Assumed Reinsurance Transactions and Individually Underwritten Assumed Reinsurance Transactions) between the parties thereto regarding the liability for any claim against the Seller Insurer Parties by the insureds that are covered by any Third Party Reinsurance Contract (other than Assumed Reinsurance Transactions and Individually Underwritten Assumed Reinsurance Transactions). Except as set forth on Schedule 3.18(b), no Seller Party has knowledge of any information which would reasonably cause it to believe that the financial condition of any other party to a Third Party Reinsurance Contract (other than Assumed Reinsurance Transactions and

Individually Underwritten Assumed Reinsurance Transactions) with such party is so impaired as to result in a default thereunder.

                  (c) The Assumed Reinsurance Transactions and Individually Underwritten Assumed Reinsurance Transactions which have not been voided or commuted are valid, binding, enforceable and in full force and effect and the Seller Insurer Parties are not in material breach of any provision thereof. There is no (i) dispute with respect to any Assumed Reinsurance Transactions and Individually Underwritten Assumed Reinsurance Transaction or (ii) event that has occurred which, with the passage of time or the giving of notice, or both, would create a default or breach by the Seller Insurer Parties under any Assumed Reinsurance Transactions and Individually Underwritten Assumed Reinsurance Transactions. No Seller Party has knowledge of any information which would reasonably cause it to believe that the financial condition of any other party to an Assumed Reinsurance Transaction or Individually Underwritten Assumed Reinsurance Transaction is so impaired as to result in a default thereunder.

                  Section 3.19. Solvency; Adequate Capitalization; Ability to Pay Debts. Each Seller Party is and, prior to and after giving effect to the consummation of this Agreement and the Ancillary Agreements, will be Solvent and not Impaired. At the time of and after giving effect to the consummation of the transactions contemplated hereby, no Seller Party will have unreasonably small capital with which to conduct its business or shall be generally unable to pay its debts as they become due (in each case as contemplated under Applicable Laws with respect to voidable or fraudulent transfers and obligations). No Seller Insurer Party is subject to any supervision, conservation, liquidation, rehabilitation, delinquency or similar proceeding, or investigation or inquiry which is reasonably likely to result in any such proceeding, under Applicable Law. Parent is not subject to any action, suit, investigation, judgment or proceeding under Federal bankruptcy law, or any investigation or inquiry which is reasonably likely to result in any of the foregoing.

                  Section 3.20. Taxes. Except as set forth on Schedule 3.20, each Seller Insurer Party (i) has duly filed (or there has been filed on its behalf) with the appropriate taxing authorities all Tax Returns with respect to the Business required to be filed by it on or prior to the date hereof, and each such Tax Return is true, correct and complete in all respects, and (ii) has duly paid in full or made adequate provision in the GAAP Closing Financial Statement, SAP Closing Financial Statement, GAAP Final Financial Statement or SAP Final Financial Statement for the payment of all Taxes with respect to the Business of such Seller Insurer Party.

                  Section 3.21. Employee Benefit Plans; ERISA.

                  (a) Schedule 3.21 contains a true and complete list of each deferred compensation and each incentive compensation, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement practice or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Seller Parties or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Seller Parties would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Seller Parties or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee of the Seller Parties engaged in the Business (the "Plans").

                  (b) No liability under Title IV or section 302 of ERISA has been incurred by the Seller Parties or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Seller Parties or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due). No Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Plan a plan described in section 4063(a) of ERISA. Each Plan has been operated and administered in all material respects in accordance with its terms and Applicable Law, including, but not limited to, ERISA and the Code. Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code.

                  (c) Except as disclosed in Schedule 3.21(c), the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Seller Parties or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                  Section 3.22. Employee Matters.

                  (a) Each Seller Party is in material compliance with all Applicable Laws respecting employment and employment practices with respect to employees engaged in the Business, and the terms and conditions of such employees' employment and wages and hours. No Seller Party is a party to or bound by any collective bargaining agreement, nor have they experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes within the past year, in each case, with respect to employees engaged in the Business. There is no labor strike, dispute, arbitration, grievance, slowdown, stoppage, organizational effort, dispute or proceeding by or with any employee or former employee engaged in the Business or any labor union pending or to the knowledge of the Seller Party threatened against a Seller Party relating to employees engaged in the Business. No Seller Party is the subject of any pending written or, to the knowledge of the Seller Party, oral claim asserting that such entity has committed any unfair labor practice.

                  (b) Except as set forth in Schedule 3.22, no employee of a Seller Party devoted principally to the Business has any employment contract or other agreement, practice or arrangement by which such employee is employed on any basis other than as an "at will" employee or by which a Seller Party is restricted in any manner from terminating the services of such employee at any time without penalty or payment, subject only to the provisions of the Plans described herein.

                  Section 3.23. Books and Records. The Books and Records are complete and accurate in all material respects and have been made available as requested by Purchaser.

                  Section 3.24. Threats of Cancellation. Except as disclosed in
Schedule 3.24, since January 1, 2000, no group of customers of the Business or Persons writing, selling, or producing, either directly or through reinsurance assumed, Subject Contracts for the Business, that individually or in the aggregate for each such group or Person, respectively, accounted for 3% or more of the premium income of the Business for the year ended December 31, 1999, has terminated or, to the knowledge of a Seller Party, threatened to terminate its relationship with a Seller Party.

                  Section 3.25. Brokers. Except for Donaldson, Lufkin & Jenrette Securities Corp. and Bear Stearns & Co. Inc., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Seller Party who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

                  Section 3.26. Treasury Authorization; Treasury Limitations. Each Seller Insurer Party (other than RNIC Europe) is in good standing with the United States Treasury Department (the "Treasury Department") and appropriately listed and authorized by the Treasury Department, if required, to issue the Subject Contracts. Except as set forth on Schedule 3.26, the Subject Contracts issued in any year by the Business have not been issued in violation in any material respect of any applicable Treasury Department rules and regulations.

                  Section 3.27. Agents; Agency Contracts. Schedule 3.27(a) lists each agent with respect to the Business that has an appointment with or by one or more Seller Insurer Parties in effect as of March 23, 2000. Seller Parties have made available to Purchaser prior to the date hereof the forms of agency contracts used in the Business. Except as set forth on Schedule 3.27(b), each agency contract relating to the Business is in full force and effect. Each Seller Party that is a party to an agency contract which resulted, in calendar year 1999, in more than $25,000 in direct written premium with respect to the Business (a "Material Agency Contract") is not in material breach of any provision thereof and no other party to such Material Agency Contract is in material breach or, to the knowledge of Seller Parties, has threatened breach, of any provision thereof. The agency contracts relating to the Business which are not Material Agency Contracts have not resulted, in calendar year 1999, in more than $12,000,000 in direct written premium in the aggregate with respect to the Business. There is no event that has occurred which, with the passage of time or the giving of notice, or both, would create a default or breach by any Seller Party of any Material Agency Contact.

                  Section 3.28. Ratings. Except as disclosed to Purchaser in writing, no Seller Insurer Party has, from December 31, 1999 to the date of this Agreement, been informed that its (i) rating by A.M. Best Company, Inc. or (ii) claims-paying ability rating by Standard & Poor's Ratings Group will or may be downgraded.

                  Section 3.29. Fairness Opinions. Bear Stearns & Co., Inc. has rendered an opinion with respect to the transactions contemplated hereby, a copy of which has previously been delivered to Purchaser. Donaldson, Lufkin & Jenrette Securities Corp. has rendered an opinion with respect to the transactions contemplated hereby, a copy of which has previously been delivered to Purchaser.

                  Section 3.30. Collateral and Indemnity Agreements. Each Collateral Agreement and Indemnity Agreement which has not been terminated is valid, enforceable and in full force and effect and the Seller Parties are not in material breach of any provision thereof and, to the knowledge of Seller Parties, no other party to such agreements has threatened breach of any provision thereof. There is no event that has occurred which, with the passage of time or the giving of notice, or both, would create a default or breach by the Seller Parties of any Collateral and Indemnity Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements, do not and will not require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Person or to a loss of any benefit to which any Person is entitled under, any Collateral Agreement or Indemnity Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to Seller Parties that:

                  Section 4.1. Corporate Existence and Power. Purchaser has been duly organized and is validly existing as an insurance company in good standing under the laws of Connecticut and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and, subject to the receipt of the approvals from Governmental Entities contemplated hereby or by any Ancillary Agreement, to conduct the Business as of the Closing Date, except as would not have a Material Adverse Effect on the Business.

                  Section 4.2. Corporate Authorization. The execution, delivery and, subject to the receipt of the approvals referred to in Section 4.3, performance by Purchaser of this Agreement and the Ancillary Agreements are within the corporate powers of Purchaser and have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement constitutes, and when executed and delivered each other Ancillary Agreements will constitute, a valid and legally binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  Section 4.3. Governmental Authorization. The execution, delivery and performance by Purchaser of this Agreement and each other Ancillary Agreement requires no action by or in respect of, or filing with, any Governmental Entity on the part of Purchaser or any Affiliate thereof other than
(i) compliance with any applicable requirements of the HSR Act, (ii) approvals of filings under Applicable Law, including the insurance laws of the jurisdictions set forth in Schedule 4.3, (iii) filings and notices not required to be made or given until after the Closing Date, (iv) filings, at any time, of tax returns, tax reports and tax information statements and (v) any such other action or filing not contemplated in the preceding clauses (i) through (iv) as to which the failure to make or obtain would not individually or in the aggregate be material.

                  Section 4.4. Non-Contravention. Except as set forth in
Schedule 4.4, the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements do not and will not (i) violate the certificate of incorporation or by-laws of Purchaser, (ii) assuming compliance with the filings, notices, approvals and other matters referred to in Section 4.3, violate any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right to termination, cancellation or acceleration of any right or obligation of Purchaser or to a loss of any benefit to which Purchaser is entitled under, any material agreement or other instrument binding upon Purchaser or any material license, franchise, permit or other similar authorization held by Purchaser or
(iv) result in the creation or imposition of any material Lien on any material assets.

                  Section 4.5. Ratings. Except as disclosed to a Seller Party in writing, Purchaser has not been informed that its (i) rating by A.M. Best Company, Inc.; (ii) claims-paying ability rating by Standard & Poor's Ratings Group or (iii) financial strength rating by Moody's Investors Service, Inc. will or may be adversely affected by consummation of any transaction contemplated hereby or by an Ancillary Agreement.

                  Section 4.6. Licenses and Permits. Except as listed on
Schedule 4.6 hereto and subject to the receipt of approvals from Governmental Entities contemplated by this Agreement or an Ancillary Agreement, Purchaser has all Permits necessary to reinsure the Subject Contracts and otherwise perform its obligations under this Agreement and each Ancillary Agreement. All such Permits are valid and in full force and effect, and Purchaser is not operating under any agreement or understanding with any Governmental Entity which restricts its authority to do business or requires the Purchaser to take, or refrain from taking, any action relating to the conduct of the Business otherwise permitted by Applicable Law. Except as listed on Schedule 4.6 hereto, no material violations exist in respect of any such Permit and no investigation or proceeding is pending or, to the knowledge of Purchaser, threatened, which would reasonably be expected to result in the revocation, amendment, failure to renew, limitation, modification, suspension or revocation of any such Permit and, to the knowledge of Purchaser, there is no reasonable basis for the assertion of any such violation or the institution of any such proceeding or investigation.

                  Section 4.7. Brokers. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of

Purchaser who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

                  Section 4.8. Assets Necessary to Perform Administrative Services. Purchaser and its Affiliates shall have good title to, or in the case of leased property shall have valid leasehold interests in, all of their assets which are necessary to perform the Administrative Services assuming the transfer to Purchaser of the Transferred Assets, the effectiveness of the Transition Services Agreement and the absence of any breach by a Seller Party of the representations and warranties contained in Sections 3.13 and 3.17 hereof.

                  Section 4.9. Purchaser Financial Statements. Purchaser's annual SAP financial statement filed with the Connecticut Department of Insurance as of and for the calendar year ended December 31, 1999 presents fairly in all material respects Purchaser's assets and liabilities as of the date of such financial statement.

                  Section 4.10. Solvency; Adequate Capitalization; Ability to Pay Debts. Purchaser is and, prior to and after giving effect to the consummation of this Agreement and the Ancillary Agreements, will be Solvent and not Impaired. Purchaser is not subject to any supervision, conservation, liquidation, rehabilitation, delinquency or similar proceeding, or investigation or inquiry which is reasonably likely to result in any such proceeding, under Applicable Law.

                                    ARTICLE V

                                    COVENANTS

                  Section 5.1. Conduct of Seller Parties Prior to the Closing Date. On and after the date hereof until the Closing, each Seller Party shall conduct the Business in the ordinary course consistent in all material respects with past practice. Without limiting the generality of the foregoing, Seller Parties each covenant and agree that, to the extent relating to the Business, on the date hereof and prior to the Closing Date (unless Purchaser shall otherwise approve in writing, and except as otherwise expressly contemplated by this Agreement or the Ancillary Agreements):

                  (a) it shall exercise its commercially reasonable efforts to maintain itself at all times in all material respects as a corporation duly organized, validly existing, in good standing, and duly qualified to conduct the Business;

                  (b) it shall exercise its commercially reasonable efforts to not commit any act which constitutes a material breach of or default under any contract, agreement, plan, lease, policy, or Permit or fail to comply in any material respect with any Applicable Laws, including, without limitation, any such breach, default or failure to comply which would be likely to materially and adversely affect the consummation of the transactions contemplated hereby;

                  (c) it shall promptly advise Purchaser in writing of any material adverse change in the condition of the Business Assets which will be Transferred Assets or which will be necessary to perform the Transition Services upon consummation of the Closing; Liabilities of which it has knowledge which will be Assumed Liabilities or Subject Contract Liabilities or which will be otherwise assumed by Purchaser pursuant to any Ancillary Agreement upon consummation of the Closing; or earnings of the Business, or of any breach, default or failure to comply by it of the type referred to in subparagraph (b) immediately above or of any litigation of which it has knowledge involving it which could reasonably be expected to have a Material Adverse Effect on the Business;

                  (d) subject to the restrictions imposed on the conduct of Seller Parties by this Agreement, it will, use its reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, reinsurers, agents, brokers, distributors, creditors, lessors, employees, business associates and others having business relationships with Seller Parties in respect of the Business;

                  (e) it shall not transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or otherwise convey any Transferred Asset or Business Assets necessary to perform the Transition Services or incur or modify any material indebtedness or other Liability which will be an Assumed Liability upon consummation of the Closing or which will be otherwise assumed pursuant to any Ancillary Agreement upon consummation of the Closing;

                  (f) it shall not pay, discharge or satisfy any material claims, liabilities or obligations associated with the Business (absolute, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction, in the ordinary course of business consistent in all material respects with past practices or in accordance with their terms, of liabilities reflected or reserved against in the Audited Opening Financial Statements;

                  (g) it shall not enter into any agreement containing any provision or covenant limiting in any material respect its ability to (i) sell any products or services of or to any other Person relating to the Business,
(ii) engage in the Business or (iii) compete with or to obtain products or services from any Person or limiting the ability of any person to provide products or services relating to the Business;

                  (h) it shall not enter into any material contract that would constitute an Assigned and Assumed Contract, other than in the ordinary course of business consistent in all material respects with past practices;

                  (i) it shall not acquire any material asset that would constitute a Transferred Asset if owned by Seller Parties at Closing, other than acquisitions or dispositions in the ordinary course of business consistent in all material respects with past practices;

                  (j) it shall not knowingly encumber all or any of the Transferred Assets with any Lien and shall use commercially reasonably efforts not to permit all or any of the Transferred Assets to be subject to any Lien, except (i) Liens identified on Schedule 3.13(b) and reflected on each of the Opening Financial Statements, Audited Opening Financial Statements and Closing Financial Statements and (ii) for Taxes not yet due or being contested in good faith (and for which adequate accruals or Reserves have been established) specifically reflected on the Opening Financial Statements, the Audited Opening Financial Statements or the Closing Financial Statements;

                  (k) it shall not terminate the current reinsurance pooling arrangement in respect of the Seller Insurer Parties;

                  (l) it shall not terminate, or in any manner material thereto modify, amend or waive compliance with, any provision of any of the Significant Agreements except (i) in the ordinary course of the Business consistent in all material respects with past practice and (ii) as could not reasonably be expected to materially and adversely affect the benefits which Purchaser could reasonably expect to derive upon consummation of the transactions contemplated hereby and by any Ancillary Agreement;

                  (m) it shall not incur any Liability relating to the Business which would be a Subject Contract Liability following the Closing except in the ordinary course of the Business consistent in all material respects with past practice;

                  (n) it shall not enter into any new reinsurance agreements relating to the Business other than in the ordinary course of business consistent in all material respects with past practice;

                  (o) it shall not change any of its or their accounting principles, practices, methods or policies (including, without limitation, any reserving methods, practices or policies) used by it or them, except as may be required as a result of a change in Applicable Law, GAAP or SAP;

                  (p) it shall not cancel any debts or waive any claims or rights relating to the Business of material value except in the ordinary course of the Business consistent in all material respects with past practice;

                  (q) it shall not effect any transactions with any Affiliates, other than pursuant to arrangements existing as of the date hereof or as contemplated hereby or by any Ancillary Agreement;

                  (r) it shall not, and shall cause its Affiliates not to, directly or indirectly, encourage, initiate, solicit or otherwise facilitate the transfer of employees engaged in the Business to positions not involved in the Business;

                  (s) it shall not take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect;

                  (t) it shall not take any actions that, individually or in the aggregate, would cause or could reasonably be expected to cause a Material Adverse Effect on the Business;

                  (u) it shall not terminate, cancel or amend any insurance coverage maintained by it with respect to any Transferred Asset, or Business Asset necessary to perform the Transition Services following the Closing, which is not replaced by a comparable amount of insurance coverage or is not deemed necessary in its reasonable judgment;

                  (v) it shall not authorize or enter into an agreement (written or oral) or arrangement of any kind other that would be violative of any of the prohibitions set forth in this Section 5.1; and

                  (w) it shall not, with respect to the Business, (i) make any change in its Tax accounting methods, (ii) make any new election with respect to Taxes, (iii) make any modification or revocation of any existing election with respect to Taxes, or (iv) settle or otherwise dispose of any Tax dispute, audit, proceeding, suit or other similar Tax-related action in a manner that would be binding on the Purchaser or the Business for periods after the Closing or otherwise cause an adverse effect to the Purchaser or the Business; provided, that Purchaser's approval as required by this Section 5.1 for any change, election, modification, revocation, settlement or other disposal under this
Section 5.1(w) shall not be unreasonably withheld.

Notwithstanding anything in this Section 5.1 to the contrary, Seller Parties shall, prior to Closing, (i) commute the Reliance Surety Quota Share Reinsurance Agreement between RSC, as cedent, and RIC, as reinsurer, originally effective January 1, 1994, as amended, pursuant to a commutation agreement in the form set forth on Schedule 5.1(i) hereto; (ii) amend the Reliance Insurance Companies Inter-Company Quota Share Reinsurance Pooling Agreement (the "Pooling Agreement"), originally effective December 31, 1992, as amended, in order to return to RIC the ceded loss, loss expense and unearned premium reserves arising from the Subject Contracts from the retrocessionaires of the Pooling Agreement to RIC, calculated as of the Closing Date, pursuant to an amendment in a form reasonably satisfactory to Purchaser; and (iii) be permitted to terminate as of the Closing Date the reinsurance coverage provided by that certain Cover Note made effective January 1, 1997 by which RIC provided aggregate stop loss coverage to RNIC Europe for losses discovered in each calendar year for surety bonds in excess of $3 million in the aggregate, but only if such termination would not impair the ability of RNIC Europe to issue Reinsured Contracts (as defined and provided for in the Quota Share Reinsurance Agreements).

                  Section 5.2. No Alternative Proposals. (a) From and after the date hereof until following the Closing, Seller Parties, will not, and will not permit or cause any of their officers and directors to, and shall direct their Representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) any direct or indirect sale, transfer, pledge, disposition, bulk reinsurance or other conveyance of the Business or of assets which would constitute Transferred Assets assuming consummation of the Closing other than a transaction expressly provided for herein; or (ii) a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 5% or more of the assets or any equity securities of, a Seller Party which could reasonably be expected to materially and adversely affect the consummation of a transaction contemplated hereby or by any Ancillary Agreement (any of the foregoing in (i) or (ii), an "Alternative Proposal"); provided, however, that this paragraph shall not be deemed to prohibit Seller Parties from entering into agreements in respect of or from engaging in transactions of the type enumerated in the foregoing clause (ii) with a third party so long as the agreement with such third party (other than any other Seller Party) does not contemplate the acquisition, directly or indirectly, of Business Assets which will constitute Transferred Assets upon consummation of the Closing and, in any case, such third party enters into a written agreement substantially in the form set forth on Schedule 5.2.

                  (b) From and after the date hereof until the Closing Date, subject to paragraph (a) of this Section 5.2, Seller Parties will not, and will not permit or cause any of their respective officers and directors to, and shall direct its, employees, agents and Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Alternative Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. Seller Parties will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and agree that they will take the necessary steps to promptly inform the individuals or entities referred to in the preceding sentences hereof of the obligations undertaken in this Section 5.2.

                  (c) From the date hereof until the Closing Date, Seller Parties will notify Purchaser as promptly as practicable if any such proposals or offers in respect of an Alternative Proposal which are reasonably likely to result in a consummated transaction are received by, any such information with respect to a transaction which is reasonably likely to be consummated is requested from, or any such discussions or negotiations with respect to a transaction which is reasonably likely to be consummated are sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Purchaser informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. It is intended that the notification provided for in this paragraph (c) shall include matters contemplated by Section 5.2(a)(ii) and permitted by the proviso in the foregoing paragraph (a).

                  (d) Seller Parties also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Alternative Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it.

                  Section 5.3. Investigations; Books and Records. Prior to the Closing Date, Purchaser and its Representatives shall be entitled to make such further investigation of the assets, liabilities, business, operations and prospects of the Business, and such further examination of the Books and Records as they deem necessary. Any investigation, examination or interview by Purchaser of employees of any Seller Party or access pursuant to any of the provisions of this Section 5.3 shall be conducted upon reasonable prior notice and during normal business hours without undue disruption of business; each of the parties hereto and its Representatives, shall cooperate with the other's Representatives, as the case may be, in connection with such review and examination.

                  Section 5.4. HSR Act Filings. Seller Parties and Purchaser have filed or caused to be filed Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. Seller Parties and Purchaser will use their respective commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date.

                  (a) Seller Parties and Purchaser will each furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions to any governmental or regulatory agency, including, without limitation, any additional filings necessary under the provisions of the HSR Act.

                  Section 5.5. Cooperation and Reasonable Best Efforts. (a) Seller Parties and Purchaser shall cooperate and use commercially reasonable efforts to obtain all consents, approvals and agreements of, and to give and make all notices and filings with, any Governmental Entity necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements and any other agreements contemplated hereby or thereby, including, without limitation, obtaining each Permit set forth on Schedules 3.3 and 4.3 hereto. Purchaser and Seller Parties will provide each other and their counsel the opportunity to review in advance and comment on all such filings with any Governmental Entity. Purchaser and Seller Parties will keep each other informed of the status of matters relating to obtaining the regulatory approvals specified in Schedule 3.3 and Schedule
4.3. It is expressly understood by the parties hereto that each party hereto shall use commercially reasonable efforts to ensure that Representatives of both the Purchaser and Seller Parties shall have the right to attend and participate in any hearing, proceeding, meeting, conference or similar event before or with a Governmental Entity or other organization relating to this Agreement or an Ancillary Agreement. In furtherance of the foregoing, Purchaser and Seller Parties shall provide each other reasonable advance notice of any such hearing, proceeding, meeting, conference or similar event. The notice required to be given under this Section 5.5 shall be given to Representatives of Seller Parties or Purchaser entitled to receive notices hereunder.

                  (b) Subject to the final two sentences of Section 2.3(a) and to Section 5.30(b), Seller Parties and Purchaser shall cooperate and use reasonable best efforts to obtain all approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements from Persons which are not Governmental Entities, including, but not limited to, the consents of third parties under Assigned and Assumed Contracts. In the event and to the extent that Seller Parties are unable to obtain any required approval or consent of non-governmental or non-regulatory authorities to any agreement to be assigned to Purchaser hereunder, (i) Seller Parties shall use their reasonable best efforts in cooperation with Purchaser to (x) provide or cause to be provided to Purchaser the benefits of any such agreement, (y) cooperate in any arrangement, reasonable and lawful as to Seller Parties and Purchaser designed to provide such benefits to Purchaser and (z) enforce for the account of Purchaser (and at Purchaser's sole cost and expense) any rights of Seller Parties arising from such agreements, including the right to elect to terminate in accordance with the terms thereof on the advice of Purchaser and (ii) Purchaser shall use its commercially reasonable efforts to perform the obligations of Seller Parties arising under such agreements, to the extent that, by reason of the transactions consummated pursuant to this Agreement, Purchaser has control over the resources necessary to perform such obligations. If and when any such approval or consent shall be obtained or such agreement shall otherwise become assignable, the applicable Seller Party shall promptly assign all of its rights and obligations thereunder to Purchaser without the payment of further consideration and Purchaser shall, without the payment of any further consideration therefor, assume such rights and obligations and the applicable Seller Party shall be relieved of any and all obligation or liability hereunder.

                  (c) Following the Closing, Purchaser and Seller Parties shall provide reasonable assistance to each other with the investigation of, response to or defense of any suit, action or proceeding with a third party (subject to the provisions of Article 7 and the Administrative Services Agreement) that relates to the Business, Transferred Assets or Transferred Employees (including, without limitation, making Transferred Employees reasonably available at Seller Party's expense in connection with Seller Parties' investigation of, response to or defense of any claims made by a current or former employee of Seller Parties with respect to employment related matters or decisions).

                  (d) Subject to Section 5.1 of the Administrative Services Agreements, Purchaser and Seller Parties shall cooperate fully in effecting the transition of the Business from approved policy forms of Seller Insurer Parties to approved policy forms of Purchaser or its Affiliates, which shall include, without limitation, Purchaser's periodically furnishing Seller Insurer Parties information concerning the status of its policy form, rate and rule filings contemplated under Section 3.1 of the Administrative Services Agreement and Seller Insurer Parties' periodically furnishing Purchaser information concerning the status of its filings with insurance regulatory authorities pursuant to state statutes relating to the withdrawal from lines of insurance business and/or insurance markets.

                  Section 5.6. Further Assurances. (a) Except as otherwise provided herein, upon the terms and subject to the conditions herein provided, on and prior to the Closing Date, each of the Seller Parties and Purchaser shall use reasonable best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things or execute any documents necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, the Ancillary Agreements and any other agreements contemplated hereby or thereby.

                  (b) On and after the Closing Date, Seller Parties (as reasonably requested from time to time by Purchaser) and Purchaser (as reasonably requested from time to time by Seller) shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions of this Agreement or of an Ancillary Agreement, including, without limitation, putting Purchaser in full possession and operating control of the Transferred Assets and the Business.

                  Section 5.7. Notices of Certain Events. Each party shall promptly notify the other party of:

                  (a) any notice or other communication received from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or any Ancillary Agreement;

                  (b) any notice or other communication received relating to the transactions contemplated by this Agreement or any Ancillary Agreement and any other significant notices or other communications from any Governmental Entity; and

                  (c) any actions, suits, claims (other than claims under Subject Contracts in the ordinary course of the Business consistent in all material respects with past practice), investigations or proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party that relates to the Business, or that relates to the consummation of a transaction contemplated by this Agreement or any Ancillary Agreement.

                  Section 5.8. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby and, except as may be required by Applicable Law or the rules of the New York Stock Exchange, will not make any such public statement prior to such consultation. Purchaser acknowledges that Parent is required to file this Agreement and the Ancillary Agreements pursuant to the Federal securities laws.

                  Section 5.9. Expenses. Except as otherwise specifically provided in this Agreement or in any Ancillary Agreement, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of agents, counsel, investment bankers, actuaries and accountants.

                  Section 5.10. Supplemental Disclosure. (a) Approximately five
(5) Business Days prior to the Closing Date, Seller Parties shall provide Purchaser, and Purchaser shall provide Seller Parties, with updated Schedules, if any, to this Agreement disclosing (i) any matter hereafter arising and (ii) any matter hereafter discovered which, in the case of a matter being disclosed pursuant to clause (i) hereof if existing at the date hereof or, in the case of a matter being disclosed pursuant to clause (ii) hereof, if known at the date hereof, would have been required to be set forth or described in the Schedules provided by them; provided, however, that, for the purpose of the rights and obligations of Seller Parties hereunder, any such supplemental or amended disclosure by any party shall not be deemed to have been disclosed as of the date hereof, to constitute part of, or an amendment or supplement to, such party's Schedules or cure any breach or inaccuracy of a representation or warranty unless so agreed to in writing by Purchaser.

                  (b) If after the date hereof and prior to the Closing Date, Seller Parties or Purchaser becomes aware of a breach or inaccuracy of a representation or warranty made by it herein, such party shall use commercially reasonable efforts to cure such breach or inaccuracy as promptly as practicable. Such cure will relieve such party of any liability for such breach or inaccuracy.

                  Section 5.11. Tax Matters. Except as otherwise provided for in the Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement with respect to premium taxes, (a) the Seller Parties shall be responsible for and shall pay all Taxes payable with respect to the Business for periods or portions thereof ending on or before the Closing (the "Pre-Closing Periods") and Purchaser shall have no responsibility for Taxes payable with respect to the Business for periods or portions thereof relating to Pre-Closing Periods and (b) the Purchaser shall pay all Taxes payable with respect to the Business for periods or portions thereof beginning after the Closing (the "Post-Closing Periods") and the Seller Parties shall have no responsibility for Taxes payable with respect to the Business for periods or portions thereof relating to Post-Closing Periods. Notwithstanding anything in this Agreement or any Ancillary Agreement to the contrary, except as otherwise provided in the Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement with respect to premium taxes, Purchaser shall have no liability for any Tax Liability incurred by Seller Parties prior to the Closing.

                  Section 5.12. Reinsurance Treaties. (a) Prior to Closing, Seller Parties shall use their reasonable best efforts, at their own expense, to
(i) assign to Purchaser or its Designee effective as of the Closing their right, title and interest in the Reinsurance Recoverables (which shall include, without limitation, the right to collect the Reinsurance Recoverables) and (ii) obtain from the reinsurers under the Third Party Reinsurance Contracts consents to the assignments required under the foregoing clause (i) and the transactions contemplated by the Specified Reinsurance Agreements and Administrative Services Agreements and waivers of net retention clauses, policy administration restrictions, change of control restrictions and any similar restrictions contained in the Third Party Reinsurance Contracts, as applicable, as may be reasonably necessary to ensure that the Third Party Reinsurance Contracts remain in full force and effect following the consummation of the Closing; and (iii) obtain any endorsements from the reinsurers under the Third Party Reinsurance Contracts to the extent reasonably necessary to ensure that Purchaser or its Designee is entitled to obtain the benefit of such Third Party Reinsurance Contracts. Such assignments, consents and waivers shall be in form (A) which gives effect to the requirements enumerated in clauses (i), (ii) and (iii) of the foregoing sentence and (B) reasonably satisfactory to Purchaser.

                  (b) Following the Closing, Seller Parties shall continue to use their reasonable best efforts, at their own expense, to obtain the assignments, consents and waivers enumerated in the foregoing paragraph (a) if any such assignments, consents and waivers have not been obtained prior to the Closing. Such assignments, consents and waivers shall be in form (A) which gives effect to the requirements enumerated in clauses (i), (ii) and (iii) of the first sentence of paragraph (a) and (B) reasonably satisfactory to Purchaser.

                  (c) Subject to Section 5.1 of the Administrative Services Agreements, Purchaser and Seller Parties shall cooperate fully in effecting the transition of the Business from approved policy forms of Seller Insurer Parties to approved policy forms of Purchaser or its Affiliates, including, without limitation, in obtaining from each of the then current reinsurers under the Third Party Reinsurance Contracts new reinsurance contracts with Purchaser on substantially the same terms and providing Purchaser or its Affiliates with substantially the same benefits as Seller Insurer Parties are entitled to under the then current Third Party Reinsurance Contracts. Seller Insurer Parties shall furnish all consents and waivers which may be reasonably requested by Purchaser or any reinsurer under a Third Party Reinsurance Contract as necessary to give effect to the matters contemplated by the foregoing sentence.

                  Section 5.13. Certain Intercompany Matters. Except (i) as provided in the Ancillary Agreements or (ii) as set forth on Schedule 5.13 hereto, (x) on or prior to the Closing Date, all data processing, accounting, insurance, banking, personnel, legal, communications and other products or services provided to the Business by Seller Parties or any of their Affiliates, including any agreements or understandings (written or oral) with respect thereto, will terminate and (y) no existing tax sharing agreement shall by its terms apply to the Business.

                  Section 5.14. Employees. (a) Seller Parties shall, within two
(2) Business Days after the date hereof, furnish to Purchaser a list of employees of Seller Parties currently employed in the Business (an "Employee" or the "Employees", as the context requires). For purposes of the preceding sentence, the term "Employee" shall include (i) each employee who is actively employed on the date hereof and (ii) each employee who is not physically at work on such day solely because he is on employer-approved sick leave, short-term disability leave, vacation leave, maternity leave, paid time off, or leave under the Family and Medical Leave Act of 1993, but shall not include any person who on the date hereof is on long-term disability leave. Seller Parties shall provide Purchaser with reasonably unrestricted access to performance data, organizational charts, compensation history and other personnel data with respect to Employees. Any transfers, promotions, reassignments, terminations, salary adjustments and similar changes with respect to such Employees prior to the Closing Date, other than normal (not exceeding in the aggregate 6% of the salaries of the employees receiving such adjustments) salary adjustments, shall be subject to the prior approval of Purchaser. Purchaser shall offer employment to such Employees as it shall determine in its sole discretion, on terms no less favorable with respect to compensation and incentives than those provided by the Purchaser to its own employees. Each such Employee who actually transfers to employment with Purchaser on the Closing Date is hereafter referred to as a "Transferred Employee" and each Employee described in clause (ii) of the first section of this Section 5.14(a) who actually commences employment with Purchaser after the Closing Date shall become a Transferred Employee on the date such employee commences active employment (and each reference to the Closing Date in this section 5.14 shall, with respect to any person who becomes a Transferred Employee after the Closing Date, refer to the date such person becomes a Transferred Employee). As of and after the Closing Date Seller Parties shall remain liable for all benefits under the Plans with respect to the period prior to the Closing Date including severance obligations and, except to the extent indemnified by Purchaser pursuant to Section 7.2(b) hereof, shall retain all liabilities with respect to Employees who are not Transferred Employees. Seller Parties shall use their reasonable best efforts to effect the transfer of such Employees to Purchaser as contemplated by this Section 5.14(a).

                  (b) Without limiting the generality of the first sentence of
Section 5.1, Seller Parties each covenant and agree that, to the extent relating to the Business, on the date hereof and prior to the Closing Date (unless Purchaser shall otherwise approve in writing, and except as required by Applicable Law or as expressly contemplated by this Agreement or the Ancillary Agreements), Seller Parties shall not take any action which increases the amounts payable or benefits made available to any Employee of the Business under the Plans, other than in the ordinary course of business consistent with past practice of the Business. Notwithstanding anything herein to the contrary, Seller Parties shall be permitted to (A) make payments to employees under the Reliance Surety Division Long-Term Incentive Plan (i) with respect to the 1996-98 performance period thereunder and (ii) with respect to a pro rata portion (taking into account the period from January 1, 1999 through the Closing
Date) of the 1999-2001 performance period thereunder and (B) pay the amounts and take the other actions set forth on Schedule 3.8(iv).

                  Section 5.15. Employee Benefits.

                  (a) Seller Parties shall take any action that may be necessary or appropriate to ensure that each Transferred Employee is 100% vested in his or her account balance and accrued benefit under the Seller Parties' Savings Incentive Plan ("Sellers' Savings Plan") and the Seller Parties Pension Plan as of the Closing Date and shall cause the trustee of the Sellers' Savings Plan to permit distribution of such account balance to such Transferred Employee or his or her beneficiary in accordance with the terms of the Sellers' Savings Plan. The Sellers' Savings Plan shall be amended prior to the Closing Date to provide that, solely with respect to Transferred Employees, any outstanding loan notes thereunder with respect to Transferred Employees shall not go into default following the Closing Date if such Transferred Employees continue to make any required payments under such outstanding loan notes following the Closing Date in accordance with the provisions of such amendment. As of the Closing Date, Transferred

Employees shall become eligible to participate in Purchaser's Cash Balance Pension Plan and each Transferred Employee shall be granted credit for all service with Seller Parties prior to the Closing Date for purposes of such eligibility, vesting, and cash balance credits under the plan; provided, that such crediting does not result in duplication of benefits. As of the Closing Date, Transferred Employees shall become eligible to participate in Purchaser's 401(k) Plan and each Transferred Employee shall be granted credit for all service with Seller Parties prior to the Closing Date for purposes of eligibility and vesting credits under such plan. Transferred Employees' account balances under Purchaser's 401(k) Plan shall be fully vested to the extent such account balances are attributable to eligible rollovers from Sellers' Savings Plan pursuant to this Section 5.15(a).

                  (b) Seller Parties shall remain responsible for all claims under the applicable Plans for health, accident, sickness, and disability benefits that are deemed incurred by Employees prior to the Closing Date or, with respect to Transferred Employees who do not actually transfer to employment with Purchaser on the Closing Date, through such later date a Transferred Employee begins active employment with Purchaser. For all purposes under such Plans, Transferred Employees will be deemed to have terminated employment with Seller Parties and Affiliates as of the Closing Date. For purposes of this
Agreement: (i) a claim for health benefits (including, without limitation, claims for medical, prescription drug, dental, and vision care expenses) will be deemed to have been incurred on the date on which the related medical service or material was rendered to or received by the Employee claiming such benefit, (ii) a claim for sickness or disability benefits will be deemed to have been incurred upon the occurrence of the event giving rise to such claims (with any person who is actively at work immediately before the Closing Date to be considered to have recovered from any sickness or disability related to a prior event in accordance with the terms of the applicable Plan); provided the claim relating to such event is made within six months following the Closing Date, and (iii) in the case of any claim for benefits other than as described in (i) and (ii) above (e.g., life insurance benefits), a claim will be deemed to have been incurred upon the occurrence of the event giving rise to such claims. As of the Closing Date, Transferred Employees shall become participants in all of Purchaser's welfare benefit plans pursuant to the terms and conditions of such plans. Notwithstanding the foregoing, if the Purchaser shall notify the Seller Parties within 15 days prior to the Closing that it is unable to effectuate the provisions of the foregoing sentence with respect to any welfare benefit plan, Seller Parties shall use their commercially reasonable efforts to cause each applicable insurer, administrator, health maintenance organization, or other provider associated with any comparable welfare plan maintained by Seller Parties, to enter into an agreement with Purchaser to provide similar services or benefits with respect to each Purchaser's welfare benefit plan (a "Transition Plan") under the terms and conditions in existence as of the Closing Date between Seller and such provider, for a transition period beginning on the Closing Date and ending no later than 90 days after the Closing Date. Any Transition Plan shall be maintained by Purchaser and Seller Parties shall have no liability thereunder; provided, however, that, at Purchaser's request, Seller Parties shall administer any Transition Plan on behalf of Purchaser. Purchaser shall reimburse Seller Parties for any direct costs of such administration. Notwithstanding anything in this Section 5.15(b) to the contrary,

Purchaser and Seller Parties agree that where applicable with respect to any medical or dental benefit plan of Purchaser, (i) each Transferred Employee shall be granted credit for all service with Seller Parties prior the Closing Date for purposes of eligibility under such plans, (ii) Purchaser shall waive, with respect to any Transferred Employee, any pre-existing condition exclusion and actively-at-work requirement (to the extent such exclusion or requirement would not have applied under the applicable Plan) and (iii) any covered expenses incurred on or before the Closing Date by a Transferred Employee or a Transferred Employee's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Closing Date to the same extent as such expenses would be taken into account if incurred by similarly situated employees of Purchaser.

                  (c) [INTENTIONALLY LEFT BLANK]

                  (d) Purchaser shall cause each Transferred Employee to be covered by vacation, sick leave, and other paid time-off benefit programs comparable to those provided to similarly situated employees of Purchaser ("Purchaser PTO Plans"), to the extent each such Employee satisfies generally applicable eligibility requirements for such coverage. An amount equal to Transferred Employees' base wages for accrued and unused vacation and personal days, determined as of the Closing Date for calendar years prior to 2000, if any, shall be paid by Seller Parties to Transferred Employees within 90 days after the Closing Date. An amount equal to Transferred Employees' base wages for accrued and unused vacation and personal days determined as of the Closing Date for calendar year 2000, if any, shall be paid by Seller Parties to Purchaser within 90 days after the Closing Date. With respect to any unused vacation and personal days of a Transferred Employee in respect of which Seller Parties shall have made a payment to Purchaser pursuant to the preceding sentence, Purchaser shall allow such Transferred Employee to utilize such unused vacation and personal days; provided, however, that if (a) Purchaser deems it necessary not to allow any such Transferred Employee to take such unused vacation and personal days or (b) Purchaser's employment of any such Transferred Employee terminates for any reason prior to the time such vacation and personal days have been fully utilized, Purchaser shall be liable for and pay such Transferred Employee an amount equal to the base wages due in respect of such vacation and personal days. In the case of Purchaser PTO Plans in which a Transferred Employee is eligible to participate under this Section 5.15(d), such Transferred Employee shall be credited with all service performed for Seller Parties prior to the Closing Date for purposes of seniority, if applicable, and eligibility.

                  (e) As of the Closing Date, the account balances of Transferred Employees in the Seller Parties' flexible spending account plans ("Seller FSA") shall be carried over to Purchaser's flexible spending account plan ("Purchaser FSA") and, as of such Date, Transferred Employees shall commence participation in Purchaser FSA. Within 90 days after the Closing Date, Seller Parties shall transfer in cash the aggregate positive account balances of Transferred Employees under Seller FSA as of the Closing Date, without any offset for negative account balances ("Negative Balances"). Within 90 days after March 31, 2001, with respect to each Transferred Employee who has a Negative Balance, Purchaser shall transfer to Seller Parties an amount equal to the aggregate deposits to the Purchaser FSA account of such Transferred Employee during the period from the Closing Date through December 31, 2000, less the amount paid out from such account during such period, to the extent that such difference is a positive number. To the extent that the Negative Balances exceed the amount paid to Seller Parties pursuant to the preceding sentence, Purchaser shall pay Seller Parties any such shortfall from year 2000 forfeitures under Purchaser FSA (to the extent such forfeitures are not used to offset negative account balances under Purchaser FSA). The payment described in the preceding sentence shall be made within 45 days of March 31, 2001.

                  (f) Prior to the Closing Date, no communications shall be made by Seller Parties to any Transferred Employee relating to any of the provisions of this Agreement without the prior approval of Purchaser, which approval shall not be unreasonably delayed or withheld.

                  (g) Seller Parties agree that they will cooperate fully with Purchaser's investigation of, response to, or defense of, any claims made by Transferred Employees, or their legal representatives, with respect to employment-related matters or decisions, including employee benefit plan determinations, made or alleged to have been made by Seller Parties or their directors, officers, employees, or agents.

                  (h) If Purchaser shall notify the Seller Parties within 15 days prior to the Closing that it is unable to incorporate the Transferred Employees into its payroll system as of the Closing Date, Seller Parties shall provide Purchaser with data and system support to process such payroll on behalf of Purchaser for a period beginning on the Closing Date and ending no later than 90 days after the Closing Date. Purchaser shall reimburse Seller Parties for any direct costs of such administration.

                  (i) Seller Parties shall remain responsible for all educational reimbursement claims attributable to any educational courses in which Transferred Employees were enrolled as of or prior to the Closing Date. Following the Closing Date, Transferred Employees shall be eligible to participate in Purchaser's educational reimbursement program to the same extent as similarly situated employees of Purchaser.

                  Section 5.16. Allocation of Purchase Price and Assumed Liabilities.

                  (a) Seller Parties and Purchaser agree to allocate the Purchase Price and the liabilities assumed by Purchaser hereunder and under the Ancillary Agreements (other than the Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement), (collectively, the "Allocable Amount") among the Transferred Assets (other than those relating to the Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement), assets transferred pursuant to the Ancillary Agreements (other than those relating to the Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement) and the Non-Compete in accordance with this Section 5.16 for federal income tax purposes; provided, however, that Purchaser's cost may differ from the Allocable Amount hereunder to reflect capitalizable costs incurred in connection with the transactions contemplated by this Agreement.

                  (b) The Allocable Amount shall be allocated among the Transferred Assets (other than those relating to the Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement), assets transferred pursuant to the Ancillary Agreements (other than those relating to the Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement) and the Non-Compete in accordance with the fair market value of such assets, using the residual method as described under Income Tax Regulations Section 1.1060-1T(c).

                  (c) Within 60 days of the later of the finalization of the SAP Final Financial Statement or the GAAP Final Financial Statement, Purchaser shall prepare and deliver to Seller Parties a schedule reflecting the determination and allocation of the Allocable Amount. If, within 60 days of Seller Parties' receipt of such schedule, Seller Parties shall not have objected in writing to the determination or allocation of the Allocable Amount, such determination and allocation shall be used by Seller Parties and Purchaser for purposes of filing Form 8594 (and any replacement or successor form) and, unless otherwise required by law, for all other federal income tax purposes. If, within 15 days of any objection in writing to the determination or allocation of the Allocable Amount, Seller Parties and Purchaser shall not have agreed in writing to such determination and allocation, any disputed aspects shall be submitted by the Parties to the Third Party Accountant and resolved by the Third Party Accountant within 30 days of the submission of the dispute to the Third Party Accountant by Seller Parties and Purchaser. The decision of the Third Party Accountant shall be final, and the costs, expenses, and fees of the Third Party Accountant shall be borne equally by Seller Parties, on the one hand, and Purchaser, on the other hand.

                  Section 5.17. Lockboxes. Pursuant to the General Assignment and Assumption Agreement, Seller Parties shall transfer to Purchaser the lock-boxes of Seller Parties used solely in the operation of the Business. Seller Parties shall execute such additional agreements and instruments as may be required to effectuate the transfer to Purchaser of such lock-boxes.

                  Section 5.18. Confidentiality. Each party hereto (Seller Parties to be considered to be one party for purposes of this Section 5.18) will hold, and will use its commercially reasonable efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliates or Representatives), except with the prior written consent of the other party or unless (i) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of governmental or regulatory authorities) or by other requirements of Applicable Law, (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder or (iii) disclosed in conjunction with such party's communications with any agent, producer or broker, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information,
(b) in
the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation or duty to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Business and Transferred Assets furnished by Seller Parties hereunder. In the event the transactions contemplated by this Agreement are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to promptly redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other party in connection with this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives. The parties agree that the information on Schedule 5.19(b) denoted with an " ** " is subject to the provisions of this Section 5.18.

                  Section 5.19. Non-Compete; Non-Solicitation. (a) For a period of five (5) years following the Closing Date, neither Seller Parties nor any of their Affiliates shall engage (for its own account or for the benefit of any other Person), directly or indirectly, as a principal or solely or jointly with others, or as stockholders, partners, members or other owners in or of any Person, in any business that competes directly or indirectly, with the Business (including, without limitation, marketing, servicing and underwriting activities and providing substantial assumption reinsurance relating to the surety or fidelity lines of business).

                  (b) Notwithstanding any other provision of this Section 5.19 to the contrary, Seller Parties and their Affiliates shall not be prohibited from (A) making investments of assets in the ordinary course of business in entities that compete, directly or indirectly or through a Subsidiary, with the Business; provided that each such investment is a passive investment where neither Seller Parties nor any of their Affiliates (i) intends to or has the right to influence or direct the operation or management of any such entity or
(ii) is a participant with any other Person in any group with such intention or right; (B) making investments in Purchaser and its Affiliates; (C) managing investment funds that make investments in the ordinary course of business in such entities; (D) subject to the proviso in Section 5.2(a) and to Section 5.22, selling Parent or any of its assets or businesses to a Person engaged in lines of business that compete with the Business; provided, however, that no provision hereof shall be interpreted to permit Seller Parties to, and Seller Parties are expressly prohibited from, entering into any agreement or engaging in any transaction that involves, directly or indirectly, the licensing, transfer or conveyance of any right to use the name "Reliance" or any other name or Trademark comprising Transferred Assets to any Person that competes directly or indirectly with the Business for use in such Person's or its Affiliate's business relating to surety or fidelity products; (E) performing their respective obligations under the Ancillary Agreements pursuant to the express terms thereof; (F) engaging in the businesses described on Schedule 5.19(b); or
(G) acquiring any business that includes operations the conduct of which by Seller Parties would otherwise violate paragraph (a) above; provided that (i) such operations do not, in the aggregate, represent more than ten (10) percent of the consolidated assets or contribute more than ten (10) percent of the consolidated revenues of the overall business so acquired and (ii) Seller Parties or an Affiliate of a Seller Party, as applicable, sells or otherwise disposes of any such operations within twelve
(12) months of such acquisition (regardless of whether such twelve (12) month period would terminate subsequent to the prohibition contained in this Section 5.19(b)); provided, however, that Seller Parties agree that they shall not, directly or indirectly, take any action which would facilitate conduct by any Person who competes, directly or indirectly, with the Business that would, if engaged in by a Seller Party, be inconsistent with the provisions of this
Section 5.19.

                  (c) From and after the date hereof until one (1) year after the Closing Date, none of the Seller Parties or their Affiliates shall solicit or hire any Employee without the prior written consent of Purchaser; provided, however, that this Section 5.19(c) shall not prohibit any Seller Party from hiring any Employee whose employment has been terminated by Purchaser or an Affiliate of Purchaser, as applicable, where none of Seller Parties nor their Affiliates has solicited such Employee for employment prior to the date of the termination of such Employee by Purchaser or its Affiliate, as applicable. Notwithstanding the foregoing, nothing shall prohibit Seller Parties from offering employment to: (i) Persons who respond to a general solicitation or advertisement that is not specifically directed only to the employees of Purchaser; (ii) Persons who have ceased being employed by Purchaser prior to the commencement of employment discussions with Seller Parties; or (iii) Persons who are referred to Seller Parties by search firms, employment agencies or other similar entities provided that such entities have not been instructed to solicit the employees of Purchaser.

                  (d) The parties to this Agreement acknowledge that the covenants set forth in this Section 5.19 are an essential element of this Agreement and that, but for these covenants, the parties would not have entered into this Agreement. The parties to this Agreement acknowledge that this Section
5.19 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement or any Ancillary Agreement by the parties.

                  (e) The parties to this Agreement acknowledge that the type and periods of restriction imposed in the provisions of this Section 5.19 are fair and reasonable and are reasonably required for the protection of the parties. If any of the restrictions or covenants in paragraphs (a), (b) or (c) of this Section 5.19 are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the restrictions or covenants contained in paragraphs (a), (b) or (c) of this
Section 5.19, or any portion thereof, are deemed to be unenforceable because such covenant or restriction is held to cover a geographic area or to be of such duration as is not permitted under Applicable Law, the parties agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and, in its reduced from, said provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in paragraphs

(a), (b) or (c) of this Section 5.19 upon the courts of any state or other jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the parties' rights to the relief provided above in the courts of any states or jurisdictions within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, the above covenants as they relate to each such jurisdiction being, for this purpose, severable into diverse and independent covenants.

                  (f) If any party hereto commits a breach, or is about to commit a breach, of any of the provisions of this Section 5.19, each of the other parties hereto shall have the right to have the provisions of this Section
5.19 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to each of the non-breaching parties and that money damages may not provide an adequate remedy to such parties. In addition, in connection with this Section 5.19, each of the parties hereto may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

                  (g) Seller Parties agree that the covenants in this Section
5.19 are for the benefit of Purchaser and each of its Affiliates.

                  Section 5.20. Confidentiality Agreements. Seller Parties (i) shall use commercially reasonable efforts to assign (to the extent permitted under the terms thereof but solely to the extent such terms affect the Business), effective upon the Closing, their rights under any confidentiality agreement or similar agreement pursuant to which information or due diligence items that relate, in any way, directly or indirectly, to the Business or access to the Business were provided to any Person (other than Purchaser) and (ii) agree not to amend or modify any such agreements without Purchaser's written consent. If any such agreements cannot be assigned to Purchaser, Seller Parties shall vigorously enforce their rights under such agreements and Purchaser shall reimburse Seller Parties for their documented and itemized reasonable expenses incurred in the enforcement of such rights. Such reimbursement shall be made promptly after submission to Purchaser of such documentation.

                  Section 5.21. Reorganizations and Restructurings. Each Seller Insurer Party shall not, from the date hereof until the fifth anniversary of the Closing Date, and Parent shall not, from the date hereof until the earlier of
(A) such time as Parent has effected the restructuring of its debt obligations identified to Purchaser in writing prior to the date hereof and (B) the fifth anniversary of the Closing Date, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or engage in any reorganization (including, without limitation, any pre-packaged reorganization or pre-packaged bankruptcy, as the case may be), restructuring, statutory division or similar transaction which is reasonably possible to materially and adversely affect the benefits which Purchaser could reasonably expect to derive from consummation of the transactions contemplated hereby or by any Ancillary Agreement.

                  Section 5.22. Continuity of Agreements. Seller Parties shall require any Person that (i) acquires more than fifty percent (50%) of the voting power of any Seller Insurer Party or (ii) reinsures substantially the entire business of a Seller Insurer Party, to enter into a written agreement substantially in the form set forth on Schedule 5.2.

                  Section 5.23. Agents. Seller Parties shall use commercially reasonable efforts to enable Purchaser to appoint and enter into agency contracts with each agent listed on Schedule 3.27(a) that is not currently an agent of Purchaser. For a period of four (4) years from the Closing Date, Seller Parties (i) shall refrain from taking any action (or failing to take any action) which, as regards the Business, is reasonably likely to negatively affect in any meaningful way Purchaser's relationships with customers, suppliers, reinsurers, agents, brokers, distributors, creditors, lessors, employees, business associates and other Persons associated with the Business; (ii) shall not, and shall cause their Affiliates not to, alter the rate or any other type of compensation with respect to the Business to any agent or amend or terminate any contract with any agent with respect to the Business without Purchaser's prior written consent, except that this clause (ii) shall not prevent Seller Insurer Parties from withdrawing authority for any lines unrelated to the Business or taking any action to recover amounts due, from any agent unrelated to the Business; and (iii) shall use commercially reasonable efforts to continue the appointments of agents with respect to the Business and to ensure that the contracts between Seller Insurer Parties and such agents remain in full force and effect. Seller Parties and Purchaser agree that they will fully cooperate and consult with respect to, and that Seller Parties shall obtain Purchaser's prior written consent (which shall not be unreasonably withheld or delayed) to,
(A) any investigation of or response to any disciplinary matter and (B) subject to clause (ii), disciplinary or other action or proceeding relating to an agent with respect to such agent's conduct related to the Business.

                  Section 5.24. Collateral and Indemnity Agreements. (a) Seller Parties agree to assign, to the extent assignable, effective as of the Closing, those rights and obligations under Collateral Agreements and Indemnity Agreements identified by, and in a form reasonably satisfactory to, Purchaser, such assignment (i) to be made to Purchaser and Affiliates or their Designees and (ii) to the extent permissible under the Collateral Agreements or Indemnity Agreements, as the case may be, shall, without limitation, (A) apply to all existing Subject Contracts issued by a Seller Insurer Party and/or any Subject Contracts issued in the future by Purchaser and an Affiliate, in each case as specified by Purchaser; (B) entitle Purchaser and its Affiliates to enforce such Collateral Agreements and Indemnity Agreements against any party in its own names, as specified by Purchaser; and (C) contain such other provisions as may be reasonably specified by Purchaser as necessary to give effect to the assignment of those rights and obligations under Collateral Agreements and Indemnity Agreements identified by Purchaser. From and after the Closing, Purchaser shall use commercially reasonable efforts to collect, at its own expense, amounts due under such assigned Collateral Agreements and Indemnity Agreements. To the extent that any Collateral Agreements or Indemnity Agreements may not be lawfully assigned, the provisions of the following subsection (c) shall apply.

                  (b) Effective as of the Closing, Seller Insurer Parties hereby request Purchaser and all Travelers Surety Affiliates to execute, procure or issue Subject

Contracts on behalf of any Person that has executed Indemnity Agreements for the benefit of Seller Insurer Parties.

                  (c) In the event and to the extent that Seller Parties are unable to obtain the assignment of any Collateral Agreements or Indemnity Agreements as required under Section 5.24(a), or if Purchaser does not request that particular Collateral Agreements or Indemnity Agreements be assigned to it pursuant to the first sentence of Section 5.24(a), (i) Seller Parties shall use their reasonable best efforts in cooperation with Purchaser to (x) provide or cause to be provided to Purchaser the benefits of each such Collateral Agreements and Indemnity Agreements, (y) cooperate in any arrangement, reasonable and lawful as to Seller Parties and other parties to such Collateral Agreements and Indemnity Agreements, on the one hand, and Purchaser, on the other hand, designed to provide such benefits to Purchaser and (z) enforce for the account of Purchaser (at Purchaser's sole cost and expense) any rights of Seller Parties arising from such Collateral Agreements and Indemnity Agreements, and (ii) Purchaser shall use its commercially reasonable efforts to perform any obligations of Seller Parties arising under such agreements, to the extent that, by reason of the transactions consummated pursuant to this Agreement, Purchaser has control over the resources necessary to perform such obligations.

                  Section 5.25. Administrative Services Agreement. At the Closing, Seller Insurer Parties and Purchaser shall execute and deliver to each other the Administrative Services Agreement, which shall be effective as of the Closing Date, in the form of Exhibit A hereto.

                  Section 5.26. Bill of Sale. At the Closing, Seller Parties shall execute and deliver to Purchaser the Bill of Sale, which shall be effective as of the Closing Date, in the form of Exhibit B hereto.

                  Section 5.27. Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement. Purchaser, RIC and RNIC Europe shall execute and deliver to each other the Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement, in the form of Exhibit D hereto, which shall be effective as of the Closing Date.

                  Section 5.28. Quota Share Reinsurance Agreements. Purchaser and each of the Seller Insurer Parties shall execute and deliver to each other Quota Share Reinsurance Agreements, in the form of Exhibit E hereto, which shall be effective as of the Closing Date.

                  Section 5.29. General Assignment and Assumption Agreement. At the Closing, Seller Parties and Purchaser shall execute and deliver to each other the General Assignment and Assumption Agreement, which shall be effective as of the Closing Date, in the form of Exhibit C hereto.

                  Section 5.30. Software License Agreement; Use of Third Party Computer Programs. (a) With respect to all Proprietary Software not used exclusively in the Business as that business is conducted as of the date hereof and as of the Closing, at the

Closing, Seller Parties and Purchaser shall execute and deliver the Software License Agreement, which shall be effective as of the Closing Date, in the form attached hereto as Exhibit F.

                  (b) With respect to all Third Party Computer Programs not used exclusively in the Business as that business is conducted as of the date hereof, Seller Parties shall (i) obtain a separate license in the name of the entities to be designated by Purchaser, such license to grant equivalent or greater rights than Purchaser's in the Third Party Computer Programs; or (ii) obtain equivalent or greater rights in the Third Party Computer Programs under existing licenses, in the name of the entities to be designated by Purchaser. The foregoing choice with respect to Third Party Computer Programs shall be at Purchaser's election, but only to the extent permitted by the applicable third party vendor. Purchaser shall inform Seller Parties of its choice between the foregoing options (i) and (ii) within ten (10) days after Purchaser receives from Seller Parties a complete list by vendor of Third Party Computer Programs, which list shall specify the options that are available for each such program. In the event that there is a difference in cost between alternative options for a particular Third Party Computer Program and Purchaser elects the more expensive option, the incremental cost shall be at Purchaser's expense. Except for such incremental costs, which shall be paid solely by Purchaser, and royalty or license fees to be paid in the ordinary course after the Closing Date, all costs and expenses associated with the foregoing clause (i) or (ii) up to an aggregate amount (which shall include the amounts specified in the penultimate sentence of Section 2.3(a)) of $250,000 shall be shared equally between Seller Parties and Purchaser. Seller Parties shall be responsible for any such costs and expenses exceeding $250,000.

                  (c) In the event that Seller Parties are unable to effect the transfer or license to the Purchaser of any such Computer Programs, Seller Parties shall continue following the Closing to use commercially reasonable efforts to effect such transfer or license in accordance with this Section 5.30, and shall in the interim make arrangements for the provision of replacement Computer Programs to the Purchaser, as of the Closing, which replacement Computer Programs shall be reasonably acceptable to Purchaser, the cost of which arrangements shall be paid by Seller Parties other than royalty or license fees after the Closing Date not in excess of those paid by Seller as of the date hereof in respect of the Computer Programs being replaced.

                  (d) From the date hereof until the Closing Date, each Seller Party agrees that (i) to the extent it develops, acquires or licenses any Computer Programs that are not used exclusively in the operation of the Business, any such Computer Programs that are Proprietary Software shall be licensed to Purchaser prior to the Closing on the same terms and conditions as set forth in the Software License Agreement, and any such Computer Programs that are Third Party Computer Programs shall be licensed in accordance with Section
5.30 (b), and (ii) to the extent it develops, acquires or licenses any Computer Programs that are used exclusively in the Business, any such Computer Programs shall be transferred in accordance with Section 2.3(a).

                  (e) To the extent that Seller Parties negotiate or renegotiate licenses, leases, extensions of leases, purchases or sales of Computer Programs referred to in paragraphs (b), (c) and (d) above, Seller Parties shall notify Purchaser of such discussions and Purchaser and Seller Parties shall jointly participate in such negotiations or renegotiations as long as any Seller Party has ongoing obligations under this Section 5.30.

                  Section 5.31. Transition Services Agreement. At the Closing, Parent, RIC and Purchaser shall execute and deliver to each other the Transition Services Agreement.

                  Section 5.32. Trademark License Agreement. With respect to all Trademarks not used exclusively in the Business, at the Closing, Seller Parties and Purchaser shall execute and deliver the Trademark License Agreement, which shall be effective as of the Closing Date, in the form of Exhibit G hereto.

                  Section 5.33. Travelers/Reliance Indemnity Agreement. At the Closing, Seller Insurer Parties and Purchaser shall execute and deliver to each other the Travelers/Reliance Indemnity Agreement, which shall be effective as of the Closing Date, in the form of Exhibit J hereto.

                  Section 5.34. Additional Intellectual Property Agreements. To the extent there exists Intellectual Property not used exclusively in the business, and not transferred or licensed to Purchaser pursuant to the Software License Agreement or Trademark License Agreement, Seller Parties and Purchaser shall execute and deliver such agreements as are necessary to effect such transfer or license.

                  Section 5.35. Exclusive Right to Use the Books and Records and Business Intellectual Property. (a) Each Seller Party acknowledges (without limitation to the agreements set forth in Section 2.3(a)) that the intent of this Agreement and the Ancillary Agreements is to convey to Purchaser all right, title and interest in the Books and Records, Business Intellectual Property and any confidential or proprietary information relating exclusively to the Business. As of and after the Closing, (i) Purchaser and its Affiliates shall have the exclusive right to use in any manner (including, without limitation, in the solicitation of customers, insureds, agents, producers and brokers) the Books and Records, Business Intellectual Property and any confidential or proprietary information relating exclusively to the Business and (ii) Seller Parties and their Representatives and Affiliates may not in any way use (including, without limitation, in the solicitation of customers, insureds, agents, producers and brokers) the Books and Records, Business Intellectual Property and any confidential or proprietary information relating exclusively to the Business in their businesses, operations and activities (unless subsequently such Books and Records, Business Intellectual Property or confidential or proprietary information are lawfully conveyed to Seller Parties or their Affiliates by Purchaser or its successor-in-interest).

                  (b) The parties to this Agreement acknowledge that the covenant set forth in this Section 5.35 is an essential element of this Agreement and that, but for these covenants, the parties would not have entered into this Agreement. The parties to this Agreement acknowledge that this Section
5.35 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement or any Ancillary Agreement by the parties.

                  (c) The parties to this Agreement acknowledge that the restrictions imposed by this Section 5.35 is fair and reasonable and is reasonably required for the protection of Purchaser and its Affiliates. If any of the restrictions or covenants in paragraph (a) of this Section 5.35 are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the restrictions or covenants, which shall be given full effect, without regard to the invalid portions. If any of the restrictions or covenants contained in paragraph (a) of this Section 5.35, or any portion thereof, are deemed to be unenforceable because such covenant or restriction is held to cover a geographic area or to be of such duration as is not permitted under Applicable Law, the parties agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and, in its reduced from, said provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in paragraph (a) of this Section 5.35 upon the courts of any state or other jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the parties' rights to the relief provided above in the courts of any states or jurisdictions within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, the above covenants as they relate to each such jurisdiction being, for this purpose, severable into diverse and independent covenants.

                  (d) If any party hereto commits a breach, or is about to commit a breach, of any of the provisions of this Section 5.35, each of the other parties hereto shall have the right to have the provisions of this Section
5.35 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to each of the non-breaching parties and that money damages may not provide an adequate remedy to such parties. In addition, in connection with this Section 5.35, each of the parties hereto may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

                  (e) Seller Parties agree that the covenant in this Section
5.35 is for the benefit of Purchaser and each of its Affiliates.

                  Section 5.36. Certain Accounts Receivable. (a) Following the Closing, Purchaser shall use commercially reasonable efforts to collect at its own expense accounts receivable (including, without limitation, Reinsurance Recoverables, and premiums receivable) reflected on the Final Balance Sheet (each, a "Receivable") that as of the Closing Date were more than 90 days but less than 180 days past due (collectively, "Outstanding Receivables"); provided, however, that Purchaser shall be under no obligation to engage in, or to incur any expenses with respect to, any litigation, arbitration or other legal proceeding to collect such Outstanding Receivables.

                  (b) In the event that any Outstanding Receivables are not collected in full within 3 months of the Closing Date (the amount by which such accounts receivable are not collected in full by such date, the "Receivables Deficit"), Purchaser shall notify Seller Parties in writing of the Receivables Deficit (which notice shall provide reasonably detailed supporting documentation) and Seller Parties shall pay Purchaser or its Designee (within five Business Days after receipt of Purchaser's notice) by wire transfer of immediately available funds to an account of Purchaser set forth in Purchaser's notice an amount equal to the Receivables Deficit.

                  (c) Subject to the receipt of any required consents, if any, Purchaser shall, and will cause its Designee to, assign such Outstanding Receivables to Seller Parties simultaneously with receiving payment therefor.

                  (d) Purchaser will forward to the Seller Parties all cash it or any of its Affiliates or Designees receives with respect to any Outstanding Receivables assigned to Seller Parties pursuant to the foregoing clause (c), within five (5) Business Days of its receipt thereof.

                  (e) Following the Closing, Purchaser shall use commercially reasonable efforts to collect at its own expense all receivables that as of the Closing Date were over 180 days past due; provided, however, that Purchaser shall be under no obligation to engage in, or to incur any expenses with respect to, any litigation, arbitration or other legal proceeding to collect such receivables. Purchaser shall, and will cause its Designee to, forward to the Seller Parties all cash it or any of its Affiliates or Designees receives with respect to such receivables within five (5) Business Days of its receipt of such cash.

                  (f) For purposes of this Section 5.36, cash received with respect to a specific Receivable shall be credited to such Receivable.

                  Section 5.37. Ratings. From the date hereof until the first anniversary of the Closing Date, each Seller Party shall keep Purchaser informed on a current basis of any communications from rating agencies indicating a reasonable likelihood of a downgrade in, or a credit watch with potential negative implications on, its (i) ratings by A.M. Best Company, Inc. or (ii) claims-paying ability ratings by Standard & Poor's Ratings Group. Any information received by Purchaser pursuant to the foregoing sentence shall be held on a confidential basis by Purchaser and only used for purposes related to the transactions contemplated by this Agreement and the Ancillary Agreements or to the rights, obligations and remedies of the parties hereunder, unless Purchaser is compelled to disclose such information by judicial or administrative process or by other requirements of Applicable Law.

                  Section 5.38. Assignment of Subrogation and Salvage Rights. Effective as of the Closing, Seller Parties shall assign to Purchaser or its Designee their rights of subrogation and salvage relating to the Business, all Reinsured Contracts (as defined in each of the Specified Reinsured Contracts) and the Subject Contract Liabilities. Such assignment shall be in form (A) which gives effect to the requirements of the foregoing sentence and (B) reasonably satisfactory to Purchaser.

                  Section 5.39. UCC Financing Statements. Seller Parties shall execute and deliver UCC financing statements with respect to any and all intangible assets assigned or transferred to Purchaser or its Designee hereunder or under any Ancillary Agreements that are deemed reasonably necessary by Purchaser, including, without limitation, in order to perfect the assignments described in Section 5.12, Section 5.24 and Section 5.38 of this Agreement.

                  Section 5.40. Dissolution of Reliance Surety Group, Inc.; Use of Trademark. (a) No later than five (5) Business Days prior to the Closing Date, Seller Parties shall provide Purchaser with evidence that the Reliance Surety Group, Inc., a Delaware corporation, has been dissolved.

                  (b) Seller Parties shall abandon pending application number 75-831,248 in the United States Patent and Trademark Office for the service mark RELIANCE SURETY GROUP, INC. Neither Parent, nor any Seller Party, nor any future Affiliate of Parent or any Seller Party shall apply for registration of such service mark, in any United States or foreign jurisdiction.

                  (c) Neither Parent, nor any Seller Party nor any future Affiliate of Parent or any Seller Party shall use the words "RELIANCE SURETY GROUP, INC." in connection with any existing or future businesses.

                  Section 5.41. Use of "Firemark". As of the Closing, Seller Parties shall not use "Firemark" in any manner (except as used by Seller Parties prior to the date of this Agreement, including, but not limited to, the use of "Firemark" in connection with RIC's internal newsletter or to refer to RIC's "Firemark" logo). However, Seller Parties shall not use the term "Firemark" for the sale of surety bonds. Purchaser shall not have rights to the "Firemark" logo.

                  Section 5.42. Recordable Intellectual Property Assignments.
(a) With respect to any Business Intellectual Property being assigned to Purchaser in accordance with this Agreement and any Ancillary Agreement, Purchaser and Seller Parties shall use commercially reasonable efforts to prepare separate intellectual property assignment agreements, and corresponding schedules, in a form suitable for recordation in the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

                  (b) At the Closing, Seller Parties shall execute and deliver to Purchaser all separate intellectual property assignment agreements, including, but not limited to, the Trademark Assignment and the Copyright Assignment.

                  Section 5.43. Accrued Bonuses. On or prior to the Closing Date, Seller Parties shall pay in full to the Employees all bonuses accrued with respect to the Employees.

                  Section 5.44. Third Party Computer Programs/Workstations Audit. Seller Parties shall conduct an audit to determine its license requirements, if any, with respect to Third Party Computer Programs and all workstations. At Closing, Seller Parties will deliver a report based on such audit, and if additional licenses are required, Seller Parties shall obtain, at its sole cost and expense, such licenses for Purchaser, within three (3) months after Closing.

                  Section 5.45. Novation of Travelers/Reliance Indemnity Agreement. If at any time during the term of the Travelers/Reliance Indemnity Agreement, Purchaser is not at least a 50% or more owned, direct or indirect, subsidiary of Travelers Property Casualty Corp. ("TAP") or any successor, then Purchaser shall assume TAP's liability under the Travelers/Reliance Indemnity Agreement. As a condition of such assumption, Seller Insurer Parties shall be deemed to release TAP from its obligations under the Indemnity Agreement and upon request of TAP or Purchaser, Seller Insurer Parties shall execute a written release of such obligations of TAP.

                  Section 5.46. Purchase Price and Ceding Commission Paid to RIC. The parties agree and acknowledge that the Purchase Price and Ceding Commission shall be remitted to, and be for the account of, RIC as of the Closing Date.

                                   ARTICLE VI

                            CONDITIONS TO THE CLOSING

                  Section 6.1. Conditions to Obligations of Purchaser and Seller Parties. The respective obligations of the Purchaser and the Seller Parties to consummate the Closing are subject to the satisfaction (or waiver by each such person) at or prior to the Closing of the following conditions:

                  (i) Any waiting period (and any extensions thereof) applicable to the consummation of the Closing under the HSR Act shall have terminated or expired;

                  (ii) All Permits, regulatory consents, approvals and clearances from Governmental Entities necessary for the consummation of the Closing and the transactions contemplated hereby shall have been obtained and shall be in effect as of the Closing Date; provided, however, that no such Permits, regulatory consents, approvals or clearances shall, individually or in the aggregate, (A) contain any material limitations, requirements or conditions on Purchaser or the operation of the Business; (B) vary in any meaningful way the financial or other terms of the transactions contemplated hereby or any other Ancillary Agreement; or (C) materially and adversely affect the benefits which the Purchaser is reasonably likely to otherwise receive from the transactions contemplated by this Agreement;

                  (iii) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Closing or any of the transactions contemplated thereby; and

                  (iv) There shall not be in effect any temporary restraining order, preliminary injunction or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated hereby; provided that the party invoking this condition shall have used its best efforts to have such order or injunction vacated.

                  Section 6.2. Conditions to Obligations of Purchaser. The obligation of the Purchaser to consummate the Closing is further subject to the satisfaction (or waiver by the Purchaser) at or prior to the Closing of the following conditions:

                  (i) (A) The representations and warranties of Seller Parties contained in this Agreement and in any certificate or other writing delivered by a Seller Party to Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except that any such representations and warranties that are given as of a particular date and refer solely to a particular date or period shall be true and correct as of such date or period with the same force and effect as if made on and as of such date or period), except where the failure to be true and correct, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, would not have a Material Adverse Effect, (B) Seller Parties shall have duly performed and complied in all material respects with each obligation, covenant and agreement required by this Agreement to be performed or complied with by Seller Parties at or prior to the Closing, and (C) Purchaser shall have received certificates signed by the Chief Executive Officers and Chief Financial Officers of Parent to the effect that the foregoing conditions have been satisfied;

                  (ii) No Governmental Entity shall have commenced any suit, action or other proceeding seeking a temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of a transaction contemplated hereby, or damages other than any such proceeding which would not be reasonably likely to (A) materially interfere with the consummation of a transaction contemplated hereby or (B) materially and adversely affect the benefits which Purchaser could reasonably expect to derive from consummation of such transaction;

                  (iii) All (A) consents and approvals of each Person set forth on Schedule 6.2(iii) and (B) other consents and approvals which, if not obtained, would be material to the Business, shall have been obtained, and the Purchaser shall have received written evidence reasonably satisfactory to the Purchaser that all such consents and approvals have been obtained;

                  (iv) The Audited Opening Financial Statements and the Closing Financial Statements shall reflect Policyholders' Surplus of at least one hundred five million dollars ($105 million)(Calculated According to the Transaction

         Calculation Memo) and GAAP Net Worth of at least one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation Memo);

                  (v) The Audited Opening Financial Statements shall not be materially different from the Opening Financial Statements (except as otherwise required by the GAAP Financial Statement Methods or SAP Financial Statement Methods, as applicable);

                  (vi) Seller Parties have fulfilled their obligations pursuant to the first sentence of Section 5.24(a), provided that Purchaser fulfills its notice obligation set forth in the first sentence of
         Section 5.24(a);

                  (vii) There shall not, in any three-month period commencing with January 2000, be a reduction of gross written premium relating to the Business that is greater than 25% of the amount of gross written premium attributable to the Business over the same three-month period in the prior calendar year;

                  (viii) Seller Parties have obtained the assignments, consents and waivers from the third party reinsurers listed on Schedule 6.2(viii) relating to the Reinsurance Recoverables under the Third Party Reinsurance Contracts to which such reinsurers are a party, in accordance with the requirements set forth in Section 5.12(a);

                  (ix) Seller Parties have fulfilled their obligations under
         Section 5.38;

                  (x) The Pennsylvania Insurance Department or Insurance Commissioner (the "Commissioner") shall have notified RIC that the RBC Company Action Plan submitted by RIC to the Commissioner on March 31, 2000 pursuant to the provisions of 40 P.S. ss.221.1-A et seq. is acceptable;

                  (xi) Purchaser shall have received copies of the responses from the Pennsylvania Insurance Department to the letters regarding the transactions contemplated hereby sent by (i) Linda S. Kaiser, Corporate Senior Vice President, General Counsel and Corporate Secretary of RIC, to Steven Johnson of the Pennsylvania Insurance Department, dated April 7, 2000, and (ii) James M. Michener, Senior Vice President and General Counsel of TAP to Heidi Shakely, Esq. of the Pennsylvania Insurance Department, dated on or about April 10, 2000, which responses shall be reasonably acceptable to Purchaser;

                  (xii) Each Seller Party shall be, prior to and after giving effect to the consummation of this Agreement and the Ancillary Agreements, Solvent and not Impaired;

                  (xiii) No Seller Party, as of or after giving effect to the consummation of this Agreement and the Ancillary Agreements, shall have unreasonably small capital with which to conduct its business or shall be unable to pay its debts as they become due (in each case as contemplated under Applicable Laws with respect to voidable or fraudulent transfers and obligations);

                  (xiv) No Seller Insurer Party shall be subject to any supervision, conservation, liquidation, rehabilitation, delinquency or similar proceeding, or investigation or inquiry which is reasonably likely to result in such a proceeding, under Applicable Law;

                  (xv) Parent shall not be subject to any action, suit, investigation, judgment or proceeding under Federal bankruptcy law, or any investigation or inquiry which is reasonably likely to result in any of the foregoing;

                  (xvi) Seller Parties have sold, assigned and transferred to Purchaser all of Seller Parties' respective right, title and interest in the Transferred Assets;

                  (xvii) Seller Parties have licensed to Purchaser all of Seller Parties' right, title and interest in the Shared Intellectual Property;

                  (xviii) Seller Parties have entered into the Specified Reinsurance Agreements and the Administrative Services Agreements;

                  (xix) Each Seller Party shall have executed and delivered each of the Ancillary Agreements to which it is a party.

                  Section 6.3. Conditions to Obligation of Seller Parties. The respective obligations of each of the Seller Parties to effect the Closing are further subject to the satisfaction (or waiver by each such person) at or prior to the Closing of the following conditions:

                  (i) (A) the representations and warranties of Purchaser contained in this Agreement and in any certificate or other writing delivered by Purchaser to a Seller Party, shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except that any such representations and warranties that are given as of a particular date and refer solely to a particular date or period shall be true and correct as of such date or period with the same force and effect as if made on and as of such date or period), except where the failure to be true and correct, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, would not have a Material Adverse Effect, (B) the Purchaser shall have duly performed and complied in all material respects with each obligation, covenant and agreement required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing and (C) Seller Parties shall have received certificates signed by the Chief Executive Officers and Chief Financial Officers of Purchaser to the effect that the foregoing conditions have been satisfied;

                  (ii) Purchaser shall be, prior to and after giving effect to the consummation of this Agreement and the Ancillary Agreements, Solvent and not Impaired;

                  (iii) Purchaser shall not be subject to any supervision, conservation, liquidation, rehabilitation, delinquency or similar proceeding, or investigation or inquiry which is reasonably likely to result in such a proceeding, under Applicable Law;

                  (iv) Purchaser shall have paid the Purchase Price and the Ceding Commission specified in Section 9.3 of the Loss and Unearned Premium Reserve Portfolio Reinsurance Agreement;

                  (v) Purchaser has assumed the Assumed Liabilities pursuant to the General Assignment and Assumption Agreement; and

                  (vi) Purchaser has executed and delivered each of the Ancillary Agreements.

                                  ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

                  Section 7.1. Survival. The representations and warranties of the parties hereto contained in this Agreement, any Ancillary Agreement or in any certificate or other writing delivered pursuant to or in connection with any Ancillary Agreement shall survive the Closing until two years after the Closing Date; provided that the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 4.1, 4.2, 4.3 and 4.4 shall survive indefinitely, the representations and warranties contained in Section 3.16 shall survive the Closing until four years after the Closing Date and the representations and warranties contained in Section 3.20 shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive beyond the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to the scheduled termination of such representation or warranty, as applicable. The covenants and agreements of the parties (including, without limitation, the covenants and agreements of the parties set forth in this Article 7) contained in this Agreement or in any Ancillary Agreement shall survive indefinitely, except to the extent expressly provided otherwise herein or therein.

                  Section 7.2. Indemnification. (a) Seller Parties hereby indemnify Purchaser and its Affiliates against and agrees to hold each of them harmless on an after-Tax basis (subject to Section 7.2(c)) from any and all damage, loss, liability and expense (including, without limitation, reasonable attorneys' fees and reasonable expenses of investigation in connection with any action, suit or proceeding) ("Damages"), incurred or suffered by Purchaser or any Affiliate of Purchaser, arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller Parties pursuant to this Agreement (other than pursuant to Article 7), all Purchaser Indemnified

Liabilities, the operation of the Business prior to the Closing other than Subject Contract Liabilities and Assumed Liabilities, any claim by any present or former employee of a Seller Party or Affiliate thereof, including, without limitation, the Transferred Employees, which arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under the Plans or under any policy, agreement, understanding or promise, written or oral, formal or informal, between a Seller Party or Affiliate thereof and such present or former employee, which arose out of any action, event or omission that occurred (or, in the case of omissions, failed to occur) prior to the Closing, or the enforcement of their rights under this Section 7.2; provided, however, that Seller Parties shall not be liable under the foregoing clause (i) of this Section 7.2(a) for any misrepresentation or breach of warranty (x) unless the aggregate amount of Damages (other than Damages with respect to breaches of the representations and warranties set forth in Section 3.13(a), the first sentence of Section 3.16(a) or Section 3.20 or to a breach of the covenants set forth in Section 5.11) with respect to all misrepresentations and breaches of warranties referred to in this
Section 7.2(a) exceeds $8,700,000 (and then only to the extent of such excess) and (y) in an amount exceeding $580,000,000 in the aggregate (it being agreed that the limitation set forth in clause (x) of this proviso shall not apply to breaches of the representations and warranties set forth in Section 3.13(a), the first sentence of Section 3.16(a) or Section 3.20 or to a breach of the covenants set forth in Section 5.11). The fact that the survival period with respect to any representation or warranty has terminated or that indemnification for breaches of representations and warranties is subject to the limitation set forth in the proviso to the immediately preceding sentence shall not limit or affect in any respect Seller Parties' indemnification obligations with respect to any Retained Liability (even if such Retained Liability is also the subject of a representation or warranty).

                  (b) Purchaser hereby indemnifies Seller Parties and their Affiliates against and agrees to hold each of them harmless on an after-Tax basis (subject to Section 7.2(c)) from any and all Damages incurred or suffered by Seller Parties or any of its Affiliates arising out of (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Purchaser pursuant to this Agreement, (ii) the enforcement of their rights under this Section 7.2, (iii) Assumed Liabilities, (iv) the operation of the Business following the Closing, (v) any action (or failure to act) by Purchaser, in violation of Applicable Law, with respect to the hiring or terms of employment of any person who is an Employee immediately before the Closing Date, or (vi) any claim by any present or former employee of a Seller Party or Affiliate thereof, including, without limitation, the Transferred Employees, which arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any employee benefit plan or program of Purchaser or any Affiliate of Purchaser, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Purchaser or an Affiliate thereof and such present or former employee, which arose out of any action, event or omission that occurred (or, in the case of omissions, failed to occur) following the Closing.

                  (c) Required payments by any Indemnifying Party (as hereinafter defined) pursuant to this Article 7 shall be limited to the amount of any Damages that remains after deducting therefrom (i) any insurance proceeds recoverable by any Indemnified party (less any increase in premium reasonably related to the incurrence of such Damages) and (ii) any indemnity, contribution or other similar payment recoverable by any Indemnified Party from any third party, in each case with respect to such Damages. The Indemnified Party shall use commercially reasonable efforts to collect all such insurance proceeds and indemnity, contribution and other similar payments.

                  (d) Notwithstanding the exception set forth on Schedules 3.16(a), 3.16(c)(i), 3.16 (d)(ii) and 3.16 (f) under the heading "Consultant Agreements", Seller Parties hereby indemnify Purchaser and its Affiliates against and agrees to hold each of them harmless on an after-Tax basis (subject to Section 7.2(c)) from any and all Damages incurred or suffered by Purchaser or any of its Affiliates arising out of any claim that Purchaser's use, and/or its Affiliates' use of the computer programs Sierra Camp, Sierra Branch, Sierra ESP, Sierra Fidelity, Bravo and Powers of Attorney, violates the proprietary rights of Ajilon Services Inc., Brill Associates, Maxim Group, RCG Information Technology, Inc. and Actium, Inc., or any current or former employee or independent contractors of the foregoing companies. Seller Parties agree that this indemnity shall not be subject to Seller Parties' indemnification limits set forth in Section 7.2(a). Notwithstanding the foregoing, Seller Parties shall have no obligation to indemnify Purchaser and its Affiliates under this Section 7.2(d) for Purchaser's or its Affiliates' (1) distribution (other than to an Affiliate) of said computer programs for a fee, (2) running a service bureau for third parties involving such computer programs or (3) leasing the computer programs or performing outsourcing services using such computer programs.

                  Section 7.3. Procedures for Third Party Claims. (a) The party seeking indemnification under Section 7.2 (the "Indemnified Party") agrees to give prompt notice (in accordance with Section 9.11) to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 7.2 (the "Third Party Claims"). Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve any Indemnifying Party from any Liability which it may have to such Indemnified Party with respect to any claim made pursuant to this Section 7.3, except to the extent such failure shall actually prejudice an Indemnifying Party. In the event of the assertion of any claim or the commencement of any suit, action or proceeding in respect of which indemnity would be sought by the Indemnified Party but for the fact that the notice of such claim, suit, action or proceeding was sent to the Indemnifying Party, the Indemnifying Party shall give prompt notice to the Indemnified Party of such claim, suit, action or proceeding.

                  (b) Upon receipt of notice from the Indemnified Party pursuant to Section 7.3(a), the Indemnifying Party will have the right to, subject to the provisions of Section 7.3(c), assume the defense and control of such Third Party Claims. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall have the right but not the obligation to participate in the defense of such Third Party Claim with their own counsel and at their own expense (except as provided in Section 7.3(c)) and the Indemnifying Party will cooperate with the Indemnified Party. Any election by an Indemnifying Party not to assume the defense of a Third Party Claim must be received by the Indemnified Party reasonably promptly following its receipt of the Indemnified Party's notice delivered pursuant to Section 7.3(a). If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party; shall take all steps necessary in the defense or settlement of such Third Party Claims; and shall at all times diligently and promptly pursue the resolution of such Third Party Claims. The Indemnified Party shall, and shall cause each of their Affiliates and representatives to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim defended by the Indemnifying Party.

                  (c) Except with respect to Tax Claims (as defined below), the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim as to which the Indemnifying Party has assumed the defense in accordance with the terms of
Section 7.3(b), without the consent of any Indemnified Party, but only to the extent that such settlement or entry of judgment (i) provides solely for the payment of money by the Indemnifying Party or imposes an obligation of confidentiality and (ii) provides a complete release of any Indemnified Party potentially affected by such Third Party Claim from all matters that were or could have been asserted in connection with such claims. Except as provided in the foregoing sentence, settlement or consent to entry of judgment shall require the prior approval of the Indemnified Party, such approval not to be unreasonably withheld or delayed. The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any audit, contest, examination, litigation or similar proceeding as it relates to Taxes ("Tax Claims") as to which the Indemnifying Party has assumed the defense in accordance with the terms of Section 7.3(b) without the consent of the Indemnified Party, but only if such settlement or entry of judgment would not be binding on the Indemnified Party or the Business as conducted by Purchaser after the Closing (in the case where the Indemnified Party is the Purchaser) for periods after the Closing or otherwise cause an adverse effect to the Indemnified Party or the Business as conducted by Purchaser after the Closing (in the case where the Indemnified Party is the Purchaser); provided, however, that the Indemnified Party's consent as required by this Section 7.3(c) for any settlement of, or the entry of any judgment arising from, any Tax Claim shall not be unreasonably withheld.

                  Section 7.4. Procedures for Direct Claims. In the event any Indemnified Party shall have a claim for indemnity against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any Liability that it may have to such Indemnified Party with respect to any claim made pursuant to this Section 7.4, it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty.

                  Section 7.5. Exclusive Remedy. The parties hereto expressly acknowledge that (i) the provisions of this Article 7 shall be the sole and exclusive remedy for Damages caused as a result of breaches of the representations and warranties contained in this Agreement and (ii) no Indemnifying Party shall be liable for punitive or treble Damages in connection with any action, suit or proceeding brought by Purchaser against one or more Seller Parties or by one or more Seller Parties against Purchaser.

                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.1. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of Seller Parties and Purchaser;

                  (b) by either Seller Parties or Purchaser if the Closing shall not have been consummated on or before August 31, 2000 ("End Date"); provided, however, that neither Purchaser nor Seller Parties may terminate this Agreement pursuant to this Section 8.1(b) if the Closing shall not have been consummated by the End Date by reason of the failure of such party to perform in all material respects any of its covenants or agreements contained in this Agreement;

                  (c) by Purchaser, if a breach of any representation, warranty, covenant or agreement on the party of Seller Parties set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Sections 6.1 or 6.2 not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30 Business Days following receipt by Seller Parties of written notice of such breach from Purchaser;

                  (d) by Seller Parties, if a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Sections 6.1 or 6.3 not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30 Business Days following receipt by Purchaser of written notice of such breach from Seller Parties;

                  (e) by either Seller Parties or Purchaser if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree or judgment of any Governmental Entity having competent jurisdiction;

                  (f) by Purchaser, if the Audited Opening Financial Statements and the Closing Financial Statements do not reflect Policyholders' Surplus of at least one hundred five million dollars ($105 million)(Calculated According to the Transaction Calculation Memo) and GAAP Net Worth of at least one hundred sixty two million dollars ($162 million)(Calculated According to the Transaction Calculation Memo);

                  (g) by Purchaser, if the Audited Opening Financial Statements are materially different from the Opening Financial Statements (except as otherwise required by the GAAP Financial Statement Methods or SAP Financial Statement Methods, as applicable);

                  (h) by Purchaser, unless Seller Parties are, prior to and after giving effect to the consummation of this Agreement and the Ancillary Agreements, Solvent and not Impaired.

                  (i) by Purchaser, if any Seller Party has, as of or after giving effect to the consummation of this Agreement and the Ancillary Agreements, unreasonably small capital with which to conduct its business or is unable to pay its debts as they become due (in each case as contemplated under Applicable Laws with respect to voidable or fraudulent transfers and obligations);

                  (j) by Purchaser, if a Seller Insurer Party is subject to a supervision, conservation, liquidation, rehabilitation, delinquency or similar proceeding, or any investigation or inquiry which is reasonably likely to result in such a proceeding, under Applicable Law;

                  (k) by Seller Parties, if Purchaser is subject to a supervision, conservation, liquidation, rehabilitation, delinquency or similar proceeding, or any investigation or inquiry which is reasonably likely to result in such a proceeding, under Applicable Law; or

                  (l) by Purchaser, if Parent is subject to any action, suit, investigation, judgment or proceeding under Federal bankruptcy law, or any investigation or inquiry which is reasonably likely to result in any of the foregoing.

The party desiring to terminate this Agreement pursuant to clauses 8.1(b) through 8.1(l) shall provide written notice of such termination to the other party in accordance with Section 9.11, which termination shall be effective upon the transmittal of such notice.

                  Section 8.2. Effect of Termination. If this Agreement is terminated as permitted by Section 8.1, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or other Representative of such party) to any other party to this Agreement; provided that if such termination shall result from the (i) willful or grossly negligent failure of either party to fulfill a condition to the performance of the obligations of the other party,
(ii) willful failure to perform a covenant of this Agreement, or (iii) willful or grossly negligent breach of either party hereto of any representation or warranty contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 5.9 and 5.18 shall survive any termination hereof pursuant to Section 8.1.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

                  Section 9.1. Post-Closing Payments. Unless prohibited by Applicable Law, Seller Parties and Purchaser shall treat all payments pursuant to Sections 2.5 and 7.2 as adjustments to the Purchase Price and to the Allocable Amount.

                  Section 9.2. Entire Agreement. This Agreement, including all Schedules and Exhibits attached hereto or thereto, constitute the entire contract between the parties and there are no understandings other than as expressed in this Agreement or the Ancillary Agreements. All Schedules and Exhibits hereto are expressly made a part of this Agreement and the Ancillary Agreements as fully as though completely set forth herein. Any amendment or modification hereto or to the Ancillary Agreements shall be null and void unless made by amendment to this Agreement and the Ancillary Agreements, as applicable, and signed by the parties affected by such amendment.

                  Section 9.3. Binding Effect. This Agreement and the Ancillary Agreements are and shall apply to, and inure to the benefit of and be binding upon and enforceable against, each party hereto and its successors and permitted assigns (including, without limitation, any subsequent direct or indirect shareholder of any Seller Insurer Party).

                  Section 9.4. No Third-Party Beneficiaries. Nothing in this Agreement and the Ancillary Agreements is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Ancillary Agreements or any provision contained herein, unless otherwise expressly provided herein.

                  Section 9.5. Invalidity. Unless the invalidity or unenforceability of any provision or portion thereof frustrates the intent of the parties or the purpose of this Agreement or the Ancillary Agreements, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions or portions thereof. In the event that such provision shall be declared unenforceable by a court of competent jurisdiction, such provision or portion thereof, to the extent declared unenforceable, shall be stricken. However, in the event any such provision or portion thereof shall be declared unenforceable due to its scope, breadth or duration, then it shall be modified to the scope, breadth or duration permitted by law and shall continue to the be fully enforceable as so modified.

                  Section 9.6. Governing Law. This Agreement shall be deemed to have been made under and governed by the laws of New York, without regard to New York choice of law rules.

                  Section 9.7. Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of The United States District Court for the Southern District of New York or, if such court does not have jurisdiction, New York State Supreme Court in the borough of Manhattan, for purposes of enforcing this Agreement. The parties shall take such actions as are within their control to cause any matter contemplated hereby to be assigned to the Commercial Division of the Supreme Court. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.11 shall be deemed effective service of process on such party.

                  Section 9.8. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 9.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties hereto.

                  Section 9.10. Headings. The headings in this Agreement are for the convenience of reference only and shall not affect its interpretations.

                  Section 9.11. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by overnight courier or certified, registered or express mail, postage prepaid. Any such notice or other communication shall be deemed given: (i) upon actual delivery if presented personally or sent by facsimile transmission, (ii) one (1) Business Day following delivery to an overnight courier or (iii) three (3) Business Days following deposit in the United States mail, if sent by certified, registered or express mail, postage prepaid, in each case to the following addresses:

                  (i)      If to Purchaser:

                                       James M. Michener, Esq.
                                       Senior Vice President and General Counsel
                                       Travelers Property Casualty Corporation
                                       One Tower Square
                                       Hartford, CT 06183
                                       Facsimile No.:  (860) 277-8967

                           With concurrent copies, which shall not constitute notice, to:

                                       Robert J. Sullivan, Esq.
                                       Skadden, Arps, Slate, Meagher &
                                       Flom, L.L.P.
                                       Four Times Square
                                       New York, NY 10036-6522
                                       Facsimile No.: (212) 735-2000

                  (ii)     If to Seller Parties:

                                       Reliance Insurance Company
                                       Three Parkway
                                       Philadelphia, Pennsylvania 19102
                                       Attn: General Counsel
                                       Facsimile No.: (215) 864-1544

                           With concurrent copies, which shall not constitute notice, to:

                                       Reliance Group Holdings
                                       Park Avenue Plaza
                                       55 East 52nd Street, 29th Floor
                                       New York, NY 10055
                                       Attn:  General Counsel
                                       Facsimile No.:  (212) 909-1864
                  and

                                       Jonathan L. Freedman, Esq.
                                       Dewey Ballantine LLP
                                       1301 Avenue of the Americas
                                       New York, NY 10019
                                       Facsimile No.: (212) 259-6333

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Purchaser and Seller Parties as of the date first above written.

                                  RELIANCE GROUP HOLDINGS, INC.


                                  By: /s/ David Grill
                                      ------------------------------------------
                                      Name: David Grill
                                      Title:  Vice President

                                  RELIANCE INSURANCE COMPANY

                                  By: /s/ Stewart J. Gerson
                                      ------------------------------------------
                                      Name:  Stewart J. Gerson
                                      Title: Senior Vice President &
                                             Chief Financial Officer

                                  RELIANCE NATIONAL INDEMNITY
                                  COMPANY

                                  By: /s/ Stewart J. Gerson
                                      ------------------------------------------
                                      Name:  Stewart J. Gerson
                                      Title: Senior Vice President &
                                             Chief Financial Officer

                                  UNITED PACIFIC INSURANCE COMPANY


                                  By: /s/ Stewart J. Gerson
                                      ------------------------------------------
                                      Name:  Stewart J. Gerson
                                      Title: Senior Vice President &
                                             Chief Financial Officer

                                  RELIANCE INSURANCE COMPANY OF
                                  ILLINOIS


                                  By: /s/ Stewart J. Gerson
                                      ------------------------------------------
                                      Name:  Stewart J. Gerson
                                      Title: Senior Vice President &
                                             Chief Financial Officer


                                  RELIANCE NATIONAL INSURANCE
                                  COMPANY (EUROPE) LTD.


                                  By: /s/ Joseph A. Graziano
                                      ------------------------------------------
                                      Name:  Joseph A. Graziano
                                      Title: Chairman


                                  RELIANCE SURETY COMPANY


                                  By: /s/ Stewart J. Gerson
                                      ------------------------------------------
                                      Name:  Stewart J. Gerson
                                      Title: Senior Vice President &
                                             Chief Financial Officer


                                  TRAVELERS CASUALTY AND SURETY COMPANY


                                  By: /s/ James M. Michener
                                      ------------------------------------------
                                      Name:  James M. Michener
                                      Title: Senior Vice President &
                                             General Counsel